SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Under Rule 14a-12

EDUCATION MANAGEMENT CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

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(4)  Date Filed:

EDUCATION MANAGEMENT CORPORATION
210 Sixth Avenue, 33rd Floor
Pittsburgh, Pennsylvania 15222
October 7, 2005
Dear Shareholder:
      You are cordially invited to attend the annual meeting of shareholders to be held at 10:00 a.m. on Thursday, November 10, 2005, at the Omni William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania 15222.
      Regardless of whether you plan to attend the annual meeting, we urge you to vote on the matters to be considered and either sign, date and return your proxy in the enclosed envelope, or submit your proxy by Internet or by telephone as promptly as possible. If you decide to attend the annual meeting, you will be able to vote in person, even if you have previously submitted your proxy.
      The accompanying Notice of Annual Meeting and Proxy Statement provide information about the matters to be acted upon by the shareholders. The Proxy Statement also contains information about the roles and responsibilities of the Board of Directors and the Committees of the Board and provides important information about each nominee for election as a director.
      On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Education Management Corporation.

Sincerely,

Robert B. Knutson
Chairman

EDUCATION MANAGEMENT CORPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 10, 2005
      The 2005 annual meeting of shareholders of Education Management Corporation will be held on Thursday, November 10, 2005, commencing at 10:00 a.m. Eastern Time, at the Omni William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania 15222 for the following purposes:

1.	To elect three Class III directors to serve until the annual meeting of shareholders to be held in the year 2008.

2.	To vote on a proposed amendment and restatement of our 2003 Incentive Plan.

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2006.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.
      The accompanying Proxy Statement sets forth a description of matters to be considered at the meeting. All shareholders of record at the close of business on September 23, 2005 are entitled to notice of, and to vote at, the meeting. A list of the shareholders entitled to vote at the meeting will be available for inspection at the meeting and for the ten days prior to the meeting at our principal executive offices for purposes relating to the meeting.
      It is important that your shares be represented at the meeting. Whether or not you expect to be present, please fill in, date and sign the enclosed proxy and return it in the accompanying addressed, postage-prepaid envelope. Alternatively, you may choose to vote your shares using the Internet or telephone voting options explained on the proxy card. If you attend the meeting, you may revoke your proxy and vote in person.

By order of the Board of Directors,

Frederick W. Steinberg
Secretary
October 7, 2005

EDUCATION MANAGEMENT CORPORATION
210 Sixth Avenue, 33rd Floor
Pittsburgh, PA 15222
PROXY STATEMENT
For the Annual Meeting of Shareholders
to be held on Thursday, November 10, 2005
      This Proxy Statement contains information related to the annual meeting of shareholders of Education Management Corporation to be held at 10:00 a.m., local time, on Thursday, November 10, 2005 at the Omni William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania, and at any postponements or adjournments thereof. This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about October 7, 2005. Copies of our Form 10-K and Annual Report to Shareholders for the year ended June 30, 2005, which contain financial and other information about us, are being furnished to shareholders along with this Proxy Statement.
ABOUT THE MEETING

What is the purpose of the annual meeting?
      At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting included with this Proxy Statement, including the election of directors, the amendment and restatement of our 2003 Incentive Plan and the ratification of our independent registered public accounting firm. In addition, management will report on our performance during fiscal 2005 and respond to questions from shareholders.

Who is entitled to vote at the meeting?
      Only shareholders of record at the close of business on September 23, 2005, the record date for the annual meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

What are the voting rights of the holders of our common stock?
      Each outstanding share of our common stock will be entitled to one vote on each matter considered at the annual meeting.

Who can attend the meeting?
      Subject to space availability, all shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

What constitutes a quorum?
      The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 75,632,531 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 37,816,266 votes will be required to establish a quorum.
      Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

How do I vote?
      If you complete and properly sign the accompanying proxy card and return it in the enclosed addressed, postage prepaid envelope, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.
Can I vote by telephone or electronically?
      If you are a registered shareholder (that is, if you hold your stock in certificate form or participate in the Education Management Corporation Retirement Plan, Employee Stock Ownership Trust or Employee Stock Purchase Program), you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card. If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. The deadline for voting by telephone or electronically is 11:59 p.m., Eastern Standard Time, on November 9, 2005.
Can I change my vote after I return my proxy card?
      Yes. Even after you have submitted your proxy, you may revoke or change your vote at any time before the proxy is exercised by filing with our Corporate Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.
What are the Board’s recommendations?
      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

•	for election of the nominated slate of directors (see Proposal One);

•	for amending and restating our 2003 Incentive Plan (see Proposal Two); and

•	for ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2006 (see Proposal Three).
      With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.
What vote is required to approve each item?
      The election of directors, the approval of the amendment and restatement of our 2003 Incentive Plan and the ratification of the appointment of our independent registered public accounting firm require the affirmative vote of the holders of a majority of the shares of common stock voting thereon at the meeting. Shares whose holders abstain from voting with respect to a specific proposal and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular proposal will not be counted as having been voted with respect to the proposal. Accordingly, neither broker non-votes nor abstentions will have any effect on whether any of the three proposals is approved, since each proposal merely requires the affirmative vote of the holders of a majority of the shares voting on that proposal.
Who will pay for the solicitation of proxies?
      The proxies being solicited by this Proxy Statement are being solicited by our Board of Directors. We will bear the cost of soliciting proxies in the enclosed form. We have also retained MacKenzie Partners to solicit proxies on our behalf and expect to pay them approximately $7,500 in connection with their solicitation services. Our officers and employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.
Who will count the votes?
      Votes cast by proxy or in person at the annual meeting will be tabulated by our transfer agent, Mellon Investor Services, LLC.
PROPOSAL ONE: ELECTION OF DIRECTORS
      Our Board of Directors currently consists of eleven directors divided into three classes. The Board of Directors is currently comprised of three Class I directors, four Class II directors and four Class III directors, with each class of directors holding office for staggered terms. Effective as of the 2005 annual meeting, the number of Class III directors will decrease from four to three and the size of our Board of Directors will decrease from eleven to ten directors. Each director will serve (subject to his or her earlier death, resignation or removal) until the annual meeting of shareholders held in the year in which his or her term is scheduled to expire or thereafter until such director’s successor is elected and qualified.
      Unless there is a contrary indication, the persons named in the accompanying proxy intend to vote the shares represented by such proxy for the election to the Board of Thomas J. Colligan, Robert B. Knutson and John R. McKernan. Each of the three nominees is currently a Class III director whose term expires this year.
      Each of the nominees has consented to serve as a director. If for any reason a nominee should become unable or unwilling to accept nomination or election, the persons named in the accompanying proxy intend to vote the shares represented by the proxy for the election of such other person as the Board may recommend. Alternatively, the Board may reduce the number of directors to eliminate the vacancy.
      A brief summary of each director’s principal occupation and business affiliations and certain other information follows.
Nominees as Directors for Terms Expiring at the 2008 Annual Meeting of Shareholders
      Thomas J. Colligan, age 61, has been a director since September 2005. He retired as a Vice Chairman of PricewaterhouseCoopers LLP, having served in that role from 2001 to 2004. Prior to being named Vice Chairman, Mr. Colligan was the global head of the technology and telecommunications practice area for PricewaterhouseCoopers. During his 35 years at PricewaterhouseCoopers, he provided financial and managerial expertise to companies in a number of industries including pharmaceutical, technology, telecommunications and consumer products. Earlier in his career with Coopers & Lybrand, he was the managing partner of the Philadelphia office (the founding office of the firm) and the Pennsylvania region, including Harrisburg, Pittsburgh and Valley Forge. Mr. Colligan is a licensed CPA in New York, New Jersey and Pennsylvania, and is a member of these State Societies of CPAs and the American Institute of CPAs. He is a director of Schering-Plough Corporation, a publicly-traded global science-based health care company, and Corgentech Inc., a publicly-traded developer of biotechnology. Mr. Colligan is also involved in numerous community service activities, serves as chair of the Board of Trustees of the Newark Boys Chorus School, and is a member of the Board of Advisors of the Silberman College of Business at Fairleigh Dickinson University.
      Robert B. Knutson, age 71, has been our Chairman since September 1, 2003 and has been a director since 1969. From 1986 through August 2003 he was our Chairman and Chief Executive Officer. He is a graduate of the University of Michigan (B.A. Economics, 1956) and was a fighter pilot with the U.S. Air Force from 1957 to 1962. Mr. Knutson joined the Company as a director in 1969 and became our President in 1971 and our Chairman, President and Chief Executive Officer in 1986. He is a member of the board of directors of the Western Pennsylvania Conservancy and WQED-Pittsburgh. Mr. Knutson is the husband of Miryam L. Knutson, who is also one of our directors.

      John R. McKernan, Jr., age 57, became our Chief Executive Officer on September 1, 2003. Mr. McKernan joined the Company as our Vice Chairman and a member of the Board of Directors in June 1999 and continues to serve as Vice Chairman. In March 2003 he became our President and served in that office until September 11, 2003, when J. William Brooks was appointed President. Mr. McKernan served as Governor of the State of Maine from 1987 to 1995. He is a graduate of Dartmouth College (B.A. Government, 1970) and the University of Maine Law School (J.D., 1974).
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.
Directors Continuing in Office
      Terms Expiring at the Annual Meeting of Shareholders to be held in 2006
      Robert H. Atwell, age 74, has been a director since 1996. From 1984 until 1996, Mr. Atwell was the President of the American Council on Education. He is also the former President of Pitzer College and the former Vice Chancellor of the University of Wisconsin-Madison. From 1996 to 2000, he was a consultant with A.T. Kearney, Inc., a global consulting firm. From 1996 to the present, he has been a consultant to and a director of The National Center for Public Policy and Higher Education. Mr. Atwell is also a consultant with Witt/Kieffer, an executive search firm, and is a director of Argosy University and Western State University College of Law and a trustee of Eckerd College. Mr. Atwell is a graduate of the College of Wooster (B.A. Political Science, 1953) and the University of Minnesota (M.A. Public Administration, 1957).
      William M. Campbell, III, age 45, has been a director since 1996. Since May 2002, Mr. Campbell has been President of Discovery Networks, U.S., a division of Discovery Communications Inc. From 1994 to 1998, he was the executive vice president of CBS Television. From 1998 to May 2002, he was the president of Miramax Television. Mr. Campbell is a graduate of Harvard College (B.A. Economics, 1982) and Harvard University Graduate School of Business Administration (M.B.A., 1987).
      Friedrich Teroerde, age 60, has been a director since November 2003. Since 1987, he has been Chairman of ELG Haniel GmbH, a supplier of raw material for the global stainless steel industry that is headquartered in Duisburg, Germany. He is also a member of the board of directors of Hernic Ferrochrome and is a council member and Chairman of the Market Development Committee of the International Chrome Development Association, Paris. He is a trustee of the Westmoreland Museum of American Art.
      Terms Expiring at the Annual Meeting of Shareholders to be held in 2007
      Michael J. Emmi, age 63, has been a director since November 2004. Since April 2002, Mr. Emmi has been the Chairman and Chief Executive Officer of IPR International LLC (based in Conshohocken, Pennsylvania), which provides data protection services. He was the Chairman and Chief Executive Officer of Systems & Computer Technology Corporation, a Malvern, Pennsylvania based supplier of information technology services and software to universities, from 1985 to January 2002. He currently serves as a director of CDI Corp., a publicly-traded provider of engineering and information technology solutions and staffing, and Metallurg, Inc., an international producer and seller of high quality metal alloys. Mr. Emmi is a graduate of S.U.N.Y. — Albany (B.S. 1965).
      Martin L. Garcia, age 49, has been a director since April 2003. Mr. Garcia has been the Managing Director of Pinehill Capital Partners, Inc., an investment company, since 2000. From 1988 through 2002, Mr. Garcia owned and operated a real estate investment firm operated principally through Garcia Enterprises and Garcia, Myers & Co. He is of counsel to the law firm Hill, Ward & Henderson, P.A. in Tampa, Florida and a member of the Florida Judicial Qualifications Commission. Mr. Garcia also serves on the Board of Directors of Parkway Properties, Inc., a publicly-traded real estate investment trust, and is a member of the Board of Trustees of Wake Forest University. Mr. Garcia is a graduate of the University of South Florida (B.A. Accounting, 1978) and of Wake Forest University School of Law (J.D. 1981).

      Jerry L. Johnson, age 57, has been a director since November 2004. Mr. Johnson has been the President of eMoney Advisor, a leading provider of web-enabled, comprehensive wealth planning and management solutions for financial advisors, since August 2002. From 1998 until January 2002, Mr. Johnson was employed as an Executive Vice President at Safeguard Scientifics Inc., an operating company focused on acquiring and developing technology companies, where he was responsible for operations, mergers and acquisitions, and oversight of twelve partnership companies. From 1995 through 1998, he was a Senior Vice President at Safeguard Scientifics, Inc. responsible for operations and management of several portfolio companies. From 1985 to 1995, he worked at U.S. West in various positions, including Vice President, Network and Technology Services, which included managing U.S. West’s largest division, and supervising 21,000 management, engineering, technical and clerical employees. He serves on the boards of Pac-West Telecomm, Inc., a publicly-traded independent provider of integrated business communications solutions, and Penn Liberty Bank, as well as the boards of the Philadelphia Symphony Orchestra, the Episcopal Academy and the Barnes Society Foundation. Mr. Johnson holds a Masters in Management from the Sloan School at Massachusetts Institute of Technology, a Masters in Psychology from Northern Illinois University and a B.S. in Psychology from Northeast Missouri State University.
      Miryam L. Knutson, age 60, has been a director since 1990. Ms. Knutson joined the Company in 1984 and held a variety of management positions. From 1989 to 1996, she was our President and Chief Operating Officer. From 1996 to 1998, she was our Vice Chairman. From November 1998 to January 2000 she worked as a part-time consultant-employee for the Company, and from January 1999 to February 2002 she acted as a consultant on education companies for Stonington Partners, Inc. and Arena Capital Partners, L.L.C., private investment firms. Ms. Knutson is the wife of Robert B. Knutson, who is Chairman of our Board of Directors. Ms. Knutson is a graduate of the Universidad del Zulia, Venezuela (B.A. Journalism, 1965).
INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES
Meetings and Committees of the Board of Directors
      The Board of Directors holds regularly scheduled quarterly meetings. In addition to the quarterly meetings, typically there are several special meetings which occur during the year. At least twice each fiscal year, time is set aside for the independent directors to meet without management present. James S. Pasman, Jr., a Class III director who is not standing for reelection at the 2005 annual meeting of shareholders, served as lead director through May 2005 when Robert H. Atwell was appointed as lead director. The lead director presides over the meetings of the independent directors. During fiscal 2005, there were six meetings of the Board of Directors. Each of the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and the Committees on which such director served during fiscal 2005. Directors are encouraged to attend the annual meeting of shareholders. All the directors attended the 2004 annual shareholders meeting.
      During fiscal 2005 the standing Committees of the Board were the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. In September 2005, the Board of Directors created a new Finance and Strategic Planning Committee. All of the Committees have adopted formal written charters. The charters for each Committee can be viewed at the Investor Relations page of our website at www.edmc.com.

      The table below provides membership information and number of meetings for each of the Board’s standing Committees during fiscal 2005.

Nominating and
Name	Audit(1)		Compensation(2)		Governance(3)

Robert B. Knutson
Robert H. Atwell			X		X
William M. Campbell, III			X	*	X
Thomas J. Colligan
Michael J. Emmi(4)			X		X *
Martin L. Garcia(2)(3)	X	*			X
Jerry L. Johnson(5)	X
Miryam L. Knutson
John R. McKernan, Jr.
James S. Pasman, Jr.	X				X
Friedrich Teroerde	X		X

Total meetings in fiscal 2005	7		4		4

*	Committee Chairman

(1)	James J. Burke was Chairman of the Audit Committee from July 1, 2004 through the 2004 annual meeting of shareholders on November 23, 2004, when he retired from the Board of Directors.

(2)	Messrs. Burke and Garcia served on the Compensation Committee from July 1, 2004 through the 2004 annual meeting of shareholders on November 23, 2004, when Messrs. Atwell and Emmi joined the Committee.

(3)	Mr. Burke served on the Nominating and Governance Committee from July 1, 2004 through the 2004 annual meeting of shareholders on November 23, 2004, when he was replaced by Mr. Garcia.

(4)	Mr. Emmi was appointed Chairman of the Nominating and Governance Committee on May 19, 2005. Mr. Pasman served as Chairman of the Committee from July 1, 2004 through May 18, 2005. Mr. Emmi was not a member of the Nominating and Governance Committee until his appointment as Chairman.

(5)	Mr. Johnson joined the Audit Committee on November 23, 2004 when he was elected to the Board of Directors.
      The Nominating and Governance Committee proposed, and the Board of Directors adopted, revised Committee assignments as of September 30, 2005. The following table summarizes the current composition of each standing Committee:

					Nominating and	Finance and
Name	Audit		Compensation		Governance	Strategic Planning

Robert B. Knutson						X *
Robert H. Atwell			X		X
William M. Campbell, III			X	*	X
Thomas J. Colligan	X	*
Michael J. Emmi					X *	X
Martin L. Garcia	X		X			X
Jerry L. Johnson			X		X
Miryam L. Knutson
John R. McKernan, Jr.						X
James S. Pasman, Jr.
Friedrich Teroerde	X		X

*	Committee Chairman

      Below is a description of each standing Committee of the Board of Directors during fiscal 2005 and the Finance and Strategic Planning Committee, which was formed in September 2005. Each of the Committees has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. With the exception of the Finance and Strategic Planning Committee, the Board of Directors has determined that each member of each Committee meets the standards of independence under applicable Nasdaq listing standards, including that each member is free of any relationship that would interfere with his exercise of independent judgment.
      Audit Committee. The Audit Committee assists the Board of Directors in its oversight of the quality and integrity of our accounting, auditing, and reporting practices. The Audit Committee’s role includes overseeing the work of our internal accounting and auditing processes and discussing with management our processes to manage business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements. The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm engaged to prepare or issue audit reports on our financial statements. The Audit Committee relies on the expertise and knowledge of management, our internal auditors, and our independent registered public accounting firm in carrying out its oversight responsibilities. The Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. In addition, the Board has determined that each of Thomas J. Colligan and James S. Pasman, Jr. is an “audit committee financial expert” as defined by Securities and Exchange Commission rules. The specific responsibilities and functions of the Audit Committee are described in the Audit Committee charter.
      Compensation Committee. The Compensation Committee recommends management compensation policies to the Board of Directors, including but not limited to increases in salary rates and fringe benefits of elected officers, other remuneration plans such as incentive compensation and deferred compensation, and directors’ compensation and benefits. The Compensation Committee also administers our stock-based compensation plans, except that the full Board administers those stock-based compensation plans with respect to their applicability to our directors. The specific responsibilities and functions of the Compensation Committee are described in the Compensation Committee charter.
      The Board of Directors created a Subcommittee on Long-Term Incentive Compensation during fiscal 2005 to propose revisions to our long-term incentive compensation program for senior officers. This Subcommittee held three meetings during fiscal 2005. The members of the Subcommittee were Messrs. Garcia (Chairman), Atwell, Emmi and Teroerde.
      Nominating and Governance Committee. The Nominating and Governance Committee is responsible for creating and maintaining our overall corporate governance policies and for identifying, screening, recruiting and presenting director candidates to the Board of Directors. Candidates are recommended to the Board of Directors after consultation with the Chairman of the Board. The Committee also nominates directors for membership on the various Board Committees.
      The Committee annually reviews with the Board the applicable skills and characteristics required of Board nominees in the context of current Board composition and our needs for expertise. In making its recommendations to the Board, the Nominating and Governance Committee considers, among other things, the qualifications of individual director candidates. The Nominating and Governance Committee works with the Board to determine the appropriate characteristics, skills, and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and experience in business, government, education and public service. In evaluating the suitability of individual Board members, the Board takes into account many factors, including understanding of our business and industry, educational and professional background, and personal accomplishment. In the case of current directors being considered for renomination, the Nominating and Governance Committee will also take into account the director’s history of attendance at meetings of the Board of Directors or its Committees, the director’s tenure as a member of the Board of Directors, and the director’s preparation for and participation in meetings.

      The Nominating and Governance Committee considers candidates for the Board from any reasonable source, including stockholder recommendations. The Nominating and Governance Committee does not evaluate candidates differently based on who has made the proposal. The Nominating and Governance Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. The Committee retained a search firm to assist the Committee in finding a qualified candidate to fill Mr. Pasman’s position on the Board of Directors upon his retirement from the Board. The search firm identified Mr. Colligan.
      In considering persons to nominate for election as directors, the Nominating and Governance Committee will consider recommendations from shareholders that are submitted in accordance with the following procedures. Any such recommendation must be received by our Corporate Secretary on behalf of the Committee not less than 60 nor more than 90 days in advance of the first anniversary of the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, the shareholder must deliver such recommendation no later than the close of business on the fifth day following the date on which public announcement of the date of such meeting is first made. The letter setting forth a shareholder’s recommendation for nomination must include the name and address of that shareholder, a description of any arrangement or understanding between that shareholder and each person being recommended as a nominee or such recommendation, and such other information regarding each person being recommended as a nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission concerning such person as a nominee. In addition, any such letter must be accompanied by a consent from each person being recommended to serve as a director if elected. No such nominations were received with respect to the election of directors at the 2005 annual meeting.
      Finance and Strategic Planning Committee. In September 2005, the Board of Directors created the Finance and Strategic Planning Committee, a new standing Committee of the Board. The Finance and Strategic Planning Committee will address our annual budget, capital needs, real property leases, potential acquisitions and other strategic matters. The specific responsibilities and functions of the Finance and Strategic Planning Committee are set forth in the Committee charter.
Directors’ Compensation
      Mr. Knutson and Mr. McKernan receive no separate compensation for serving as directors, except that they, like all directors, are eligible to receive reimbursement of any expenses incurred in attending Board and Committee meetings. During fiscal 2005, our directors, other than Messrs. Knutson and McKernan, received compensation for serving on the Board of Directors and Committees of the Board as follows:

•	An annual retainer of $18,000;

•	A fee of $1,000 for each Board meeting attended;

•	For each Committee chair, a fee of $1,000 for each Committee meeting attended;

•	For non-chairs of a Committee, a $500 fee for each Committee meeting attended;

•	For continuing directors, an option grant to purchase 10,000 shares of common stock; and

•	For new directors, an option grant to purchase 30,000 shares of common stock.
      The exercise price for options granted to non-employee directors is the fair market value on the date of grant of the shares subject to the option. The options have a ten-year term and vest over a two-year period, with 50% vesting on the first anniversary and 50% vesting on the second anniversary of the date of grant.
      In an environment in which corporate directors face increasing demand on their time and greater exposure to scrutiny and potential personal liability, the Board of Directors believes it is essential for us to maintain a competitive compensation program for non-employee directors so that we are able to attract and retain directors of outstanding competence. In the past, we have compensated non-employee directors with a package consisting of a retainer fee, a per meeting fee for each Board and Committee meeting attended, a significant stock option grant upon commencement of Board service and an annual stock option grant. Directors who are also our employees receive no separate compensation for their Board service.
      In August 2005, the Compensation Committee engaged a nationally recognized, independent, compensation consulting firm to review the competitiveness of compensation paid to our non-employee directors. The compensation consulting firm was provided with no instruction as to whether or how to modify existing director compensation, but was asked instead to analyze the subject and provide independent recommendations.
      The compensation consulting firm compared our non-employee director compensation practices with seven of our competitors in the education industry as well as twelve similarly-sized companies from other industries deemed by it to be appropriate “comparators”. The review took into account recent changes to director compensation practices generally and within the education industry as well as our size, financial position and level of development compared to when the existing compensation program was established.
      The compensation consultant concluded that our existing director compensation practices are reasonable, but recommended three alternative approaches for consideration by the Compensation Committee, each of which the compensation consultant believed was competitive and reasonable. Upon recommendation of the Compensation Committee, the Board of Directors adopted a revised compensation structure for non-employee directors effective as of the 2005 annual shareholders meeting. The new structure eliminates all stock option grants and per meeting fees in favor of restricted stock awards and larger retainer fees. According to the report of the compensation consultant, the new structure involves a total compensation package for non-employee directors that is lower in value than our current director compensation package. The revised compensation structure for non-employee directors is as follows:

•	An annual retainer of $50,000;

•	An annual retainer of $5,000 for each member of the Compensation, Nominating and Governance, and Finance and Strategic Planning Committees and $7,500 for each member of the Audit Committee;

•	An annual retainer of $12,500 for the Chairs of the Compensation, Nominating and Governance, and Finance and Strategic Planning Committees and $15,000 for the Chair of the Audit Committee, which Chair fees are in lieu of the fees for membership of such Committees, as set forth above; and

•	An annual restricted stock award with a value of $100,000.
      The restricted stock component of the new program was selected in lieu of option grants, in part, because it aligns directors compensation with our new approach to equity compensation for management. The annual restricted stock award, which will vest over a two-year period based on continued Board service, is granted as of the date of each meeting of shareholders (beginning with the 2005 meeting). The number of shares of restricted stock granted is determined based on the fair market value of our common stock on the date of grant. With the exception of shares sold to pay taxes due upon vesting or with consent of the Board of Directors due to special circumstances, non-employee directors are required to hold the shares of restricted stock they receive as compensation as a director until they leave the Board. In addition to the annual award of restricted stock, a director may elect to receive his or her retainer fees in restricted stock in lieu of cash, provided that the director elects to receive at least 20% of these fees in restricted stock.
      The new non-employee director compensation structure was adopted by the Board without change from the recommendation of the compensation consultant, other than to add the holding period and option to elect to receive restricted stock in lieu of cash, both of which changes are endorsed by the compensation consultant. The new structure does not require shareholder approval other than to authorize the grant of restricted stock under our 2003 Incentive Plan, as set forth in Proposal Two beginning on page 12 of this Proxy Statement. If the shareholders do not approve Proposal Two, the Board will reconsider making the new structure effective and will consider alternative approaches.

      The following table compares the current compensation package offered to our non-employee directors with the new director compensation program approved by the Board of Directors:
Comparison of Current Non-Employee Director
Compensation Program With Proposed New Program

	Current Director	Proposed New Director
Component of Compensation	Compensation Program	Compensation Program

Annual Board Retainer	$18,000	$50,000
Annual Committee Retainer	None	$5,000 for Compensation, Nominating and Governance, and Finance and Strategic Planning Committees and $7,500 for Audit Committee
Annual Committee Chair Fee	None	$12,500 for Compensation, Nominating and Governance, and Finance and Strategic Planning Committees and $15,000 for Audit Committee (Chair fees are in lieu of Committee member fees)
Board Meeting Fees	$1,000 per Board meeting attended	None
Committee Meeting Fees	$1,000 for Committee Chair and $500 for Committee members per meeting attended	None
Initial Stock Option Grant	One-time grant of option for 30,000 shares upon joining the Board	None
Annual Stock Option Grant	Annual grant of option for 10,000 shares	None
Annual Restricted Stock Grant	None	Annual grant of restricted shares with a value of $100,000
Required Stock Holding Period	None	With the exception of shares sold to pay taxes due upon vesting or with consent of the Board of Directors due to special circumstances, non-employee directors are required to hold shares of restricted stock until they leave the Board.
Shareholder Communications to the Board
      Shareholders and other parties interested in communicating directly with the non-employee directors as a group or an individual director may do so by writing to such directors or director at Education Management Corporation, 210 Sixth Avenue, 33rd Floor, Pittsburgh, PA 15222-2603, Attention: Corporate Secretary. The Board of Directors has approved a process for handling letters we receive which are addressed to non-employee directors. Under this process, our Corporate Secretary reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or Committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.
Code of Business Ethics and Conduct
      We have adopted a Code of Business Ethics and Conduct, which is applicable to all our directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Business Ethics and Conduct is available on the Investor Relations page of our website (www.edmc.com). We will post amendments to or waivers from the Code of Business Ethics and Conduct to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer on our website.
Certain Transactions
      Mr. Knutson is a limited partner, with no managerial authority, in Ocean World Associates Ltd. The Art Institute of Fort Lauderdale leases one of its buildings from Ocean World Associates Ltd. for approximately $1.9 million annually. In July 2005, Ocean World Associates Ltd. sold its interest in the building leased by The Art Institute of Fort Lauderdale.
      Mr. Knutson and Albert Greenstone, a director emeritus, are limited partners, with no managerial authority, in AIPH Limited Partnership, which is the general partner of The Art Institute of Philadelphia Limited Partnership (the “Lessor”). The Art Institute of Philadelphia, a division of a wholly-owned subsidiary of Education Management Corporation, leases one of its buildings from the Lessor for approximately $720,000 annually. The Art Institute of Philadelphia is the general partner of AIPH Limited Partnership and consolidates both AIPH Limited Partnership and the Lessor in its financial statements.
      J. William Brooks, our President and Chief Operating Officer, is married to Nancy Brooks, who we employ as an Admissions Specialist. Ms. Brooks received compensation of $170,170 during fiscal 2005 in connection with her employment. Ms. Brooks does not report to Mr. Brooks and he is not responsible for determining her annual compensation or bonus.

PROPOSAL 2: APPROVAL OF AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN
      In 2003, the Board of Directors and our shareholders approved the Education Management Corporation 2003 Incentive Plan. The 2003 Incentive Plan has been used to grant long-term stock option awards to our key employees and non-employee directors. As originally approved, the 2003 Incentive Plan provided for a pool of 5,400,000 shares (as adjusted for a two-for-one stock split as of December 22, 2003) and, among other things, limited grants of restricted stock, restricted stock units and performance awards to 20% of the shares approved for issuance under the 2003 Incentive Plan, or 1,080,000 shares. The original 2003 Incentive Plan also provided for new non-employee directors to receive a stock option grant to purchase 30,000 shares of our common stock upon joining the Board of Directors and continuing non-employee directors to receive annual stock option grants to purchase 10,000 shares of our common stock.
      The Board of Directors believes that the 2003 Incentive Plan, and its predecessor plans, the 1996 Stock Incentive Plan and the 1993 and 1990 Management Incentive Stock Option Plans, have been effective in attracting our executives, key employees and non-employee directors and in providing long-term incentives and rewards to those executives, key employees and non-employee directors responsible for our continued growth. The Board continues to believe that it is in our best interest to utilize these types of awards as an integral part of our compensation programs, and considers these programs to be key contributors to our ongoing success.
      The material proposed amendments to the 2003 Incentive Plan would:

•	Eliminate the 20% limitation on the number of shares of restricted stock, restricted stock units and performance awards which may be issued under the 2003 Incentive Plan;

•	Eliminate automatic initial and annual stock option awards to non-employee directors and grant the Board of Directors discretionary authority to issue awards to non-employee directors in such amounts as determined by the Board of Directors in their discretion and in such form permitted by the 2003 Incentive Plan; and

•	Allow non-employee directors to elect to receive some or all of their cash compensation in the form of restricted stock or restricted stock units.
      In fiscal 2006, the Board of Directors, upon recommendation of the Compensation Committee and the Subcommittee on Long-Term Incentive Compensation, decided to use annual restricted stock grants as the form of long-term incentive compensation to our employees. Previously, we used bi-annual grants of stock options for long-term incentive compensation awards. Additionally, the Board of Directors has revised the compensation structure for non-employee directors to, among other things, include restricted stock rather than automatic stock option grants effective as of the 2005 annual shareholders meeting. The proposed revisions to the 2003 Incentive Plan are consistent with these new long-term incentive compensation initiatives and will provide us with additional flexibility when issuing grants of restricted stock, restricted stock units and performance awards and determining non-employee director compensation in the future.
      The material features of the Amended and Restated 2003 Incentive Plan (the “Amended 2003 Plan”) are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the Amended 2003 Plan, as it is proposed to be amended, the full text of which is set forth as Appendix A to this Proxy Statement.
Administration
      The Amended 2003 Plan will be administered by the Compensation Committee of our Board of Directors (the “Committee”), except that the full Board will administer the Amended 2003 Plan with respect to its applicability to our non-employee directors. The Committee has the authority to determine, within the limits of the express provisions of the Amended 2003 Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. With respect to employees who are not subject to Section 16 of the Securities Exchange Act of 1934, as amended, the Committee may delegate its authority under the Amended 2003 Plan to one or more of our officers or employees. To the extent not otherwise provided for under our Articles and By-laws, members of the Committee are entitled to be indemnified by us with respect to claims relating to their actions in the administration of the Amended 2003 Plan, except in the case of willful misconduct.
Types of Awards
      Awards under the Amended 2003 Plan may include nonqualified stock options, incentive stock options, stock appreciation rights (“SARs”), limited stock appreciation rights (“Limited SARS”), restricted shares of common stock, restricted units, performance awards and short-term cash incentive awards.
      Stock Options. The Committee may grant to a participant incentive stock options, options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the Committee. Incentive stock option grants shall be made in accordance with Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
      The exercise price for stock options will be determined by the Committee in its discretion, provided that the exercise price per share for each stock option shall be at least equal to 100% of the fair market value of one share of common stock on the date when the stock option is granted. Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of our capital stock on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of common stock on the date the stock option is granted. On September 23, 2005, the market price of a share of our common stock was $30.75 based on the closing price on the Nasdaq National Market system on such date.
      Stock options must be exercised within a period fixed by the Committee that may not exceed ten years from the date of grant, except that in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all our classes of stock on the date of grant, the exercise period may not exceed five years. The Amended 2003 Plan provides for earlier termination of stock options upon the participant’s termination of employment, unless extended by the Committee, but in no event may the options be exercised after the scheduled expiration date of the options.
      At the Committee’s discretion, payment for shares of common stock on the exercise of stock options may be made in cash, shares of common stock held by the participant for at least six months (or such other shares of common stock as the Committee may permit), a combination of cash and shares of common stock or in any other form of consideration acceptable to the Committee (including one or more “cashless” exercise forms).
      The Amended 2003 Plan contains a reload option feature. Reload options are intended to encourage employees to exercise options at an earlier date and to retain the shares so acquired, in furtherance of our desire to encourage increased employee stock ownership. Under the reload feature, participants who tender previously owned shares or have shares withheld to pay all or a portion of the exercise price of vested stock options or to cover the associated tax liability may be eligible, in the discretion of the Committee, to receive a reload option covering the same number of shares as are tendered or withheld for such purposes. The market value on the date of grant of a reload option establishes the exercise price of such option, and such option will have a term equal to the remaining term of the original option.
      Stock Appreciation Rights. SARs may be granted by the Committee to a participant either separate from or in tandem with non-qualified stock options or incentive stock options. SARs may be granted at the time of the stock option grant or, with respect to non-qualified stock options, at any time prior to the exercise of the stock option. A SAR entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the SAR exercise price, times (ii) the number of shares of common stock with respect to which the SAR is exercised.
      The exercise price of a SAR is determined by the Committee, but in the case of SARs granted in tandem with stock options, may not be less than the exercise price of the related stock option. Upon exercise of a SAR, payment will be made in cash or shares of common stock, or a combination thereof, as determined by the Committee.

      Limited SARs. Limited SARs may be granted independent of or in tandem with stock options and shall be exercisable by the participant for a period of sixty (60) days following the occurrence of a change in control (as defined in the Amended 2003 Plan). Upon the exercise of a Limited SAR, the participant will be entitled to receive in exchange therefore cash in an amount equal to the excess of the value on the date of exercise of the number of shares of common stock subject to the limited SARs being exercised over the exercise price of such Limited SAR. For this purpose, the value of common stock will be the highest fair market value of the common stock during the period beginning on the 90th day prior to the date on which the Limited SARs are exercised and ending on such date.
      Restricted Shares and Restricted Units. The Committee may award to a participant shares of common stock subject to specified restrictions (“restricted shares”). Restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period.
      The Committee also may award to a participant units representing the right to receive shares of common stock in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives (“restricted units”). The terms and conditions of restricted share and restricted unit awards are determined by the Committee.
      For participants who are subject to Section 162(m) of the Code, the performance targets described in the preceding two paragraphs may be established by the Committee, in its discretion, based on one or more of the following measures (the “Performance Goals”):

•	economic value added (EVA®)

•	operating income

•	return on shareholders’ equity

•	stock price appreciation

•	earnings before interest, taxes, depreciation and amortization

•	cash flow

•	sales growth

•	margin improvement

•	income before taxes (“IBT”)

•	IBT margin

•	return on investment

•	return on invested assets

•	working capital performance

•	earnings per share

•	growth in earnings per share

•	expense targets

•	productivity targets or ratios

•	student placement rates

•	average starting salary for graduates

•	new student enrollment goals for new programs and new concentrations
      Performance Awards. The Committee may grant performance awards to participants under such terms and conditions as the Committee deems appropriate. A performance award entitles a participant to receive a payment from us, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be paid in cash, shares of common stock or a combination thereof, as determined by the Committee.
      Award periods will be established at the discretion of the Committee. The performance targets will also be determined by the Committee. With respect to participants subject to Section 162(m) of the Code, the applicable performance targets shall be established, in the Committee’s discretion, based on one or more of the Performance Goals. To the extent that a participant is not subject to Section 162(m) of the Code, when circumstances occur that cause predetermined performance targets to be an inappropriate measure of achievement, the Committee, at its discretion, may adjust the performance targets.
      Short-Term Cash Awards. The Amended 2003 Plan authorizes performance-based annual cash incentive compensation to be paid to covered employees subject to Section 162(m) of the Code in the event and to the extent the Committee deems it appropriate that short-term cash incentives for such persons qualify for the “performance-based” compensation exception contained in Section 162(m). The material terms of the annual incentive compensation feature of the Amended 2003 Plan are as follows:

•	The class of persons covered consists of senior executives who are from time to time determined by the Committee to be subject to Section 162(m) of the Code.

•	The targets for annual incentive payments to “covered employees” (as defined in Section 162(m) of the Code) will consist only of one or more of the Performance Goals discussed under the section titled “Restricted Shares and Restricted Units” above. Such performance targets will be established by the Committee on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Code.

•	The Committee will have the flexibility, based on its business judgment, to reduce the incentive amount indicated by an executive’s attainment of the performance target under the applicable payment schedule.

•	The cash incentive compensation feature of the Amended 2003 Plan does not preclude the Board or the Committee from approving other incentive compensation arrangements for covered employees.
      Non-Employee Director Grants. The Amended 2003 Plan also permits awards of non-qualified stock options, restricted stock, restricted stock units or performance awards to members of the Board of Directors who are not employees. In addition, the Committee may permit non-employee directors to elect to receive a portion of such director’s retainer fees in the form of restricted stock or restricted stock units. The shares of stock relating to such fees would be delivered or credited to the director on the dates the retainer fees would normally be paid.
      Change in Control. Unless otherwise provided in the applicable award agreement, if a change in control occurs (as defined in the Amended 2003 Plan), all outstanding options, restricted stock and other awards will become fully exercisable and all restrictions on outstanding options and awards will lapse.
Eligibility
      The Committee may grant awards to any of our officers, key employees, consultants or non-employee directors and to directors or trustees of our subsidiaries. It is presently contemplated that approximately 500 people will be eligible to receive awards. Such number would likely increase with any acquisitions we engage in or as we expand our current business. In any calendar year, no participant may receive awards for more than 500,000 shares of common stock and $2 million in cash.
Awards Granted Under the 2003 Incentive Plan
      The following table sets forth, as of June 30, 2005, the number of options to purchase shares of common stock we have issued under the 2003 Incentive Plan since it was adopted by our shareholders in November 2003 to (i) each of our executive officers named in the Summary Compensation Table, (ii) our other employees as a group, (iii) our non-employee directors as a group, and (iv) our current executive officers as a group:

Number of
Name	Options Issued

Robert B. Knutson	175,000
J. William Brooks	100,000
Robert T. McDowell	60,000
John R. McKernan, Jr.	150,000
David J. Pauldine	60,000
Other employees as a group	1,817,094
Non-employee directors as a group	210,000

Total Grants Under 2003 Incentive Plan	2,632,094

All executive officers and directors as a group (8 persons)	605,000

      In addition, in September 2005 (i) Thomas J. Colligan received an option grant to purchase 30,000 shares of common stock when he was appointed to the Board of Directors, and (ii) we awarded 492,450 restricted shares under the 2003 Incentive Plan to employees, including 42,500 restricted shares to our Chief Executive Officer and 125,000 restricted shares to our executive officers as a group. If this Proposal Two is approved by the shareholders, eight of our directors will receive restricted stock grants equal in value to $100,000 effective as of our 2005 annual shareholders meeting. Under the current 20% limitation on the issuance of restricted shares, we may only issue an additional 587,550 restricted shares under the 2003 Incentive Plan after giving effect to the September 2005 grants in the event that the proposed amendment and restatement of the 2003 Incentive Plan is not approved.
      The exact types and amounts of any future awards to be made to any eligible participants pursuant to the Amended 2003 Plan are not presently determinable. As a result of the discretionary nature of the Amended 2003 Plan, it is not possible to state who the participants in the Amended 2003 Plan will be in the future or the number of options or other awards to be received by a person or group.
Shares Subject to the Amended 2003 Plan
      Currently, an aggregate of 5,400,000 shares of common stock is reserved for issuance and available for awards under the Amended 2003 Plan. No more than 5,400,000 shares may be issued upon the exercise of incentive stock options. As of June 30, 2005, 3,093,443 shares were approved but unissued under the 2003 Incentive Plan. Shares of common stock not actually issued (as a result, for example, of the lapse of an option) are available for additional grants. Shares surrendered to or withheld by us in payment or satisfaction of the exercise price of a stock option or tax withholding obligations with respect to an award may be the subject of a new award under the Amended 2003 Plan. Shares of common stock to be delivered or purchased under the Amended 2003 Plan may be either authorized but unissued common stock or treasury shares. Shares issued with respect to awards we assume in connection with acquisitions do not count against the total number of shares available under the Plan.
Anti-Dilution Protection
      In the event of any changes in our capital structure, including a change resulting from a stock dividend or stock split, or combination or reclassification of shares, the Board of Directors is empowered to make such equitable adjustments with respect to awards or any provisions of the Amended 2003 Plan as it deems necessary and appropriate, including, if necessary, any adjustments in the maximum number of shares of common stock subject to the Plan, the number of shares of common stock subject to and the exercise price of an outstanding award, or the maximum number of shares that may be subject to one or more awards granted to any one recipient during a calendar year.

Amendment and Termination
      The Board of Directors may at any time amend or terminate the Amended 2003 Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards theretofore made under the Plan without the consent of the recipient. No awards may be made under the Amended 2003 Plan after the tenth anniversary of its effective date. Certain provisions of the Amended 2003 Plan relating to performance-based awards under Section 162(m) of the Code will expire on the fifth anniversary of the effective date.
Federal Income Tax Consequences
      The federal income tax consequences of the issuance and/or exercise of awards under the Amended 2003 Plan are as described below. The following information is only a summary of the tax consequences of the awards, and recipients should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the awards, and the ownership and disposition of any underlying securities.
      Incentive Stock Options. The Amended 2003 Plan qualifies as an incentive stock option plan within the meaning of Section 422 of the Code. A recipient who is granted an ISO will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the ISO. If the recipient disposes of the shares purchased pursuant to the ISO more than two years after the date of grant and more than one year after the transfer of the shares to the recipient (the required statutory “holding period”), (a) the recipient will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (b) we will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price, and (ii) the gain on the sale. We will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the recipient. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss.
      The excess of the fair market value of the shares on the date of exercise over the option price is, however, includable in the option holder’s income for alternative minimum tax purposes.
      Nonqualified Stock Options. The recipient of a nonqualified stock option under the Amended 2003 Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the recipient will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. We are generally entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient. Upon disposition of the shares purchased pursuant to the stock option, the recipient will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the recipient as ordinary income.
      Stock Appreciation Rights. A recipient who is granted stock appreciation rights will not recognize any taxable income on the receipt of the SARs. Upon the exercise of a SAR, (a) the recipient will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of our common stock from the date of grant of the SAR to the date of exercise); and (b) we will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient.
      Restricted Shares. A recipient will not be taxed at the date of an award of restricted shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the recipient, within 30 days after transfer of such restricted shares to the recipient, elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer. We will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer). Dividends received by a recipient during the restricted period will be taxable to the recipient at ordinary income tax rates and will be deductible by us unless the recipient has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by us.
      Restricted Units. A participant will normally not recognize taxable income upon an award of restricted units, and we will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock received and we will be entitled to a deduction in the same amount.
      Performance Awards and Short-Term Cash Awards. Normally, a participant will not recognize taxable income upon the grant of performance awards and short-term cash awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant. We also will then be entitled to a deduction in the same amount.
      Compliance with Section 409A of the Code. Section 409A of the Code provides rules governing deferred compensation arrangements and imposes income and excise taxes on deferred compensation arrangements that do not meet Section 409A’s requirements. Equity compensation awards such as those available under the Amended 2003 Plan may be subject to Section 409A depending on their terms. The Committee intends to avoid the application of Section 409A to awards under the Amended 2003 Plan based on their terms or otherwise comply with the requirements of Section 409A to the extent it is applicable.
Effective Date
      The Amended 2003 Plan shall be effective immediately on the date of its approval by our shareholders. If not approved by the shareholders, the original 2003 Incentive Plan as in effect prior to the proposed amendment and restatement will remain in full force and effect in accordance with its terms.
Vote Required
      Approval of the Amended 2003 Plan requires the affirmative vote of the holders of a majority of the shares of common stock voting at the Annual Meeting, assuming the presence of a quorum. If the shareholders do not approve the Amended 2003 Plan, it will not be implemented, but we reserve the right to adopt such other compensation plans and programs as we deems appropriate and in the best interests of the Company and our shareholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL TWO.

SECURITY OWNERSHIP
      The following table sets forth, as of September 23, 2005, the number of shares of common stock beneficially owned by (i) any person (including any group) known by management to own beneficially more than 5% of the outstanding shares of common stock, (ii) each of our directors and nominees for election as a director, (iii) each of our executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Unless otherwise indicated in a footnote, each individual or group possesses sole voting and investment power with respect to the shares indicated as beneficially owned.

		Percentage of
	Number of	Outstanding
Name and Address of Beneficial Owner(1)	Shares Owned	Shares Owned

Wellington Management Company, LLP(2)	6,820,965	9.0%
T. Rowe Price Associates, Inc.(3)	6,256,500	8.3%
Education Management Corporation Employee Stock Ownership Trust(4)	4,547,041	6.0%
TimesSquare Capital Management, LLC(5)	4,414,056	5.8%
Robert B. Knutson(6)(7)	867,271	1.1%
Miryam L. Knutson(6)(8)	65,000	*
Robert H. Atwell(9)	22,118	*
J. William Brooks(10)	259,861	*
William M. Campbell, III(11)	109,000	*
Thomas J. Colligan	—	*
Michael J. Emmi(12)	15,000	*
Martin L. Garcia(13)	259,025	*
Jerry L. Johnson(14)	15,000	*
Robert T. McDowell(15)	457,319	*
John R. McKernan, Jr.(16)	528,351	*
James S. Pasman, Jr.(17)	23,000	*
David J. Pauldine(18)	235,980	*
Friedrich Teroerde(19)	35,000	*
All executive officers and directors as a group (17 persons)(20)	2,996,498	3.9%

*	Less than 1%

(1)	The address of each listed shareholder, unless otherwise noted, is c/o Education Management Corporation, 210 Sixth Avenue, 33rd Floor, Pittsburgh, Pennsylvania 15222.

(2)	The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109. These securities are owned by various individual and institutional investors that Wellington Management Company, LLP serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Wellington Management Company, LLP is deemed to be beneficial owner of such securities. The information provided for Wellington Management Company, LLP is based on information provided in a filing with the SEC.

(3)	The address of T. Rowe Price Associates, Inc. is 199 E. Pratt Street, Baltimore, Maryland 21202. These securities are owned by various individual and institutional investors that T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities. The information provided for T. Rowe Price Associates, Inc. is based on information provided in a filing with the SEC.

(4)	These shares are held by the trustee, Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, for the benefit of participants in the Education Management Corporation Employee Stock Ownership Trust (the “ESOP”). We administer the ESOP. ESOP participants are entitled to direct the voting of the shares of common stock allocated to their respective accounts. Allocated shares of common stock for which voting instructions are not given and unallocated shares held by the ESOP are voted by the trustee in the manner we determine as administrator of the ESOP.

(5)	The address of TimesSquare Capital Management, LLC is Four Times Square, 25th Floor, New York, New York 10036. These securities are owned by various individual and institutional investors that TimesSquare Capital Management, LLC serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, TimesSquare Capital Management, LLC is deemed to be beneficial owner of such securities. The information provided for TimesSquare Capital Management, LLC is based on information provided in a filing with the SEC.

(6)	Mr. Knutson and Ms. Knutson, who are husband and wife, disclaim beneficial ownership of each other’s shares.

(7)	Includes 565,105 shares of common stock held by trusts of which Mr. Knutson is the trustee, 216,929 shares receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above and 42,737 shares allocated to Mr. Knutson under the ESOP.

(8)	Includes 65,000 shares of common stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(9)	Includes 20,000 shares of common stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(10)	Includes 33,334 shares of common stock issued pursuant to a restricted stock grant which are subject to vesting provisions as of the date of the table set forth above, 167,383 shares receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above, 1,313 shares held through our Employee Stock Purchase Plan and 1,317 shares held by Mr. Brooks’ spouse.

(11)	Includes 105,000 shares of common stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(12)	Consists of 15,000 shares of common stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(13)	Includes 91,025 shares of common stock owned jointly with Mr. Garcia’s spouse, 123,000 shares held by trusts of which Mr. Garcia is the trustee and 45,000 shares receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(14)	Consists of 15,000 shares of common stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(15)	Includes 227,696 shares of common stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above, 39,785 shares allocated to Mr. McDowell under the ESOP, 890 shares purchased through our Employee Stock Purchase Plan and 3,000 shares held by Mr. McDowell’s spouse.

(16)	Includes 454,854 shares of common stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above and 3,381 shares held through our Employee Stock Purchase Plan.

(17)	Includes 15,000 shares of common stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(18)	Includes 150,392 shares of common stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above, 38,128 shares allocated to Mr. Pauldine under the ESOP and 2,908 shares held through our Employee Stock Purchase Plan.

(19)	Consists of 35,000 shares of common stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(20)	Includes 1,608,754 shares of common stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above, 123,366 shares allocated to the accounts of executive officers under the ESOP and 11,327 shares owned by executive officers under our Employee Stock Purchase Plan.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act requires our directors and executive officers and persons who own more than 10% of the outstanding common stock to file reports of ownership and changes in ownership with the SEC.
      Based on a review of the forms we have received, we believe that during the fiscal year ended June 30, 2005 all Section 16(a) filing requirements were complied with by such persons, except for (i) one report that was filed late by Mr. Brooks which related to shares withheld from his restricted stock grant in order to satisfy tax withholding obligations upon the vesting of some of the shares issued pursuant to the grant, and (ii) one report filed late by James J. Burke, Jr. after he left the Board of Directors as of the 2004 annual shareholders meeting.
EXECUTIVE OFFICERS
      Set forth below is information concerning our executive officers. Additional information with respect to Messrs. Knutson and McKernan is set forth above beginning on page 3.

Name	Age	Position

Robert B. Knutson	71	Chairman and Director
John R. McKernan, Jr.	57	Vice Chairman, Chief Executive Officer and Director
J. William Brooks	46	President and Chief Operating Officer
Joseph A. Charlson	35	Senior Vice President — Strategic Marketing and Chief Marketing Officer
Robert T. McDowell	51	Executive Vice President and Chief Financial Officer
Ronald W. Ogrodnik	57	Senior Vice President — Human Resources
David J. Pauldine	48	Executive Vice President and President of The Art Institutes
Stacey R. Sauchuk	45	Senior Vice President — Academic Programs and Student Affairs
      J. William Brooks became an Executive Vice President of the Company on September 2, 2003, when we completed our acquisition of American Education Centers and its affiliated schools. He was appointed our President and Chief Operating Officer on September 11, 2003. He served as President and Chief Executive Officer of American Education Centers and its related companies from January 1998 until our acquisition of American Education Centers. He is a graduate of Phillips University (B.S. Business Administration, 1995).
      Joseph A. Charlson was hired as Senior Vice President — Strategic Marketing in February 2005, was appointed Chief Marketing Officer in August 2005 and named an executive officer in September 2005. Prior to joining the Company, Mr. Charlson was a Strategy Lead and then Senior Manager — Pharmacy at Target Corporation from July 2003 through February 2005, a management consultant with McKinsey & Company from August 2001 through July 2003 and President of United States Building Technology Inc. from January 1997 through January 2001. Mr. Charlson is a graduate of Brown University (B.S. Neural Sciences 1992), Massachusetts Institute of Technology (M.S. Building Technology 1997) and Harvard University Graduate School of Business Administration (M.B.A. 2001).
      Robert T. McDowell is an Executive Vice President and Chief Financial Officer. From 1994 to September 1999, he was a Senior Vice President and Chief Financial Officer. He is a graduate of the University of Pittsburgh (B.A. Economics 1977, M.B.A. 1978). Mr. McDowell joined the Company in 1988.

      Ronald W. Ogrodnik has been our Senior Vice President — Human Resources since October 2001 and was appointed as an executive officer in September 2005. Prior to joining the Company, Mr. Ogrodnik was President of Ogrodnik and Company, a provider of human resources related consulting services. Mr. Ogrodnik is a graduate of the University of Pittsburgh (B.A. 1970, M.Ed. 1973 and Ph.D. in Counseling/ Psychology 1977).
      David J. Pauldine has been an Executive Vice President of the Company since March 2003. He has been President of The Art Institutes since February 2005, a position he also served in from November 2000 until March 2003. He served as Chief Marketing Officer from September 2003 through February 2005. From 1990 to 1993 Mr. Pauldine was the president of The Art Institute of Seattle, from 1994 to 1998 he was the president of The Art Institute of Fort Lauderdale, from 1998 to March 1999 he was Senior Vice President, Marketing of the Company and from March 1999 to November 2000 he was Executive Vice President of the Company. Mr. Pauldine is a graduate of The University of Dayton (B.A. Marketing, 1979) and Antioch University (M.A. Leadership, 1997).
      Stacey R. Sauchuk has been our Senior Vice President — Academic Programs and Student Affairs since July 2003 and was appointed as an executive officer in September 2005. Ms. Sauchuk was a Group Vice President for the Company from August 2001 through July 2003 and President of The Art Institute of Philadelphia from January 1997 through July 2000. From August 2000 through July 2001 Ms. Sauchuk was an executive search consultant with Witt/ Kieffer. Ms. Sauchuk is a graduate of Eastern University (B.S. Social Work 1981) and Temple University (M. Ed. 1988 and Ph.D. School Psychology 1995).
COMPENSATION OF EXECUTIVE OFFICERS
      The Summary Compensation Table shows, for the fiscal years 2003 through 2005, the compensation paid or awarded to Mr. McKernan, our Chief Executive Officer, and to our next four most highly compensated executive officers during fiscal 2005.
Summary Compensation Table

					Long-Term Compensation(1)
	Annual Compensation
					Restricted		Securities
	Fiscal			Other Annual	Stock		Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Compensation($)	Award(s)($)		Options(#)	Compensation($)(2)

John R. McKernan, Jr.	2005	$452,747	$640,967	—	$—		—	$10,350
Vice Chairman and	2004	390,209	637,327	—	—		350,000	13,275
Chief Executive	2003	279,888	308,000	—	—		—	11,246
Officer
Robert B. Knutson	2005	530,083	782,828	—	—		—	60,742
Chairman(3)	2004	516,214	730,100	—	—		315,448	16,692
	2003	500,664	735,080	—	—		—	12,810
J. William Brooks	2005	368,440	314,331	—	—		—	11,359
President and Chief	2004	191,576	313,159	—	3,083,000	(5)	334,766	2,406
Operating Officer(4)
Robert T. McDowell	2005	298,094	272,643	—	—		—	28,520
Executive Vice	2004	281,127	236,126	—	—		60,000	10,651
President and Chief	2003	243,591	200,254	—	—		—	9,381
Financial Officer
David J. Pauldine	2005	347,928	244,915	—	—		—	26,334
Executive Vice	2004	328,933	278,730	—	—		60,000	6,717
President and	2003	265,595	221,333	—	—		—	6,075
President of The Art Institutes

(1)	Shares of common stock underlying options have been adjusted for a two-for-one stock split which occurred on December 22, 2003.

(2)	Such amounts represent, to the extent applicable, our matching contributions to our deferred compensation plan and profit-sharing retirement plan on behalf of the respective executive and the dollar value of life insurance premiums we paid with respect to term life insurance for the benefit of the respective executive officer. For fiscal 2005, the amounts paid were as follows:

	Deferred		Group Life
	Compensation	Retirement	Insurance
	Plan	Plan	Premiums

John R. McKernan, Jr.	$—	$9,651	$699
Robert B. Knutson	50,816	9,450	476
J. William Brooks	—	10,660	699
Robert T. McDowell	18,164	9,657	699
David J. Pauldine	19,222	6,413	699

Contributions for the deferred compensation plan reflect our matching contribution on the difference between the executive’s compensation and the IRS compensation limit for plan years 2001 and 2002

(3)	Mr. Knutson also served as Chief Executive Officer through August 31, 2003.

(4)	Mr. Brooks was appointed President and Chief Operating Officer in September 2003.

(5)	Represents the grant of a restricted stock award under which the executive has the right to receive, subject to vesting, 100,000 shares of common stock. The restricted stock award vests over three years at one-third per year beginning on the first anniversary of the date of grant. The value set forth above is based on the closing price on the date of grant, September 2, 2003, which was $30.83 (as adjusted for a two-for-one stock split on December 22, 2003). The value as of June 30, 2005 of the unvested portion of the restricted stock award was $2,248,644.
Option Grants in Fiscal Year 2005

Individual Grants
Potential Realizable Value
	Number of		% of Total			at Assumed Annual Rates
	Securities		Options			of Stock Price Appreciation
	Underlying		Granted to			for Option Term
	Options		Employees in	Exercise	Expiration
Name	Granted(#)		Fiscal Year	Price	Date	5%	10%

John R. McKernan, Jr.	9,254	(1)	5.9%	$29.20	9/20/11	$91,900	$208,489
Robert B. Knutson	35,697	(1)	22.9%	$30.45	9/20/11	442,507	1,031,230
J. William Brooks	—		—	—	—	—	—
Robert T. McDowell	—		—	—	—	—	—
David J. Pauldine	—		—	—	—	—	—

(1)	Stock option was granted based on shares submitted by the executive officer in payment of the exercise price when exercising a stock option with a reload feature during fiscal 2005. The new stock option was fully vested upon issuance with an exercise price equal to the closing price of a share of stock on the Nasdaq National Market on the date of issuance.

Aggregated Option Exercises in Fiscal Year 2005 and June 30, 2005 Option Values

			Number of		Number of
			Securities	Value of	Securities	Value of
			Underlying	Unexercised,	Underlying	Unexercised,
			Unexercised &	Exercisable In-the-	Unexercised &	Unexercisable
	Shares		Exercisable	Money Options at	Unexercisable	In-the-Money
	Acquired on	Value	Options at	June 30,	Options at	Options at June 30,
Name	Exercise(#)(1)	Realized($)	June 30, 2005(#)	2005($)(1)	June 30, 2005(#)	2005($)(1)

John R. McKernan, Jr	15,400	$259,336	404,854	$7,220,139	225,000	$1,033,500
Robert B. Knutson	70,000	1,326,500	191,929	674,737	162,500	690,750
J. William Brooks	—	—	108,691	343,910	226,075	683,737
Robert T. McDowell	—	—	235,892	5,410,111	30,000	104,400
David J. Pauldine	103,746	2,395,430	150,392	3,309,193	30,000	104,400

(1)	Based on the closing price of the common stock on June 30, 2005 of $33.73 per share.
Equity Compensation Plan Information
      We granted an aggregate of 276,088 options to employees and non-employee directors during fiscal 2005. The following table provides information as of June 30, 2005 about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans:

(C)
Number of Securities
Remaining Available
	(A)		For Future Issuance
	Number of Securities	(B)	Under Equity
	to be Issued Upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected
Plan Category	Warrants and Rights	Warrants and Rights	in Column(A))

Equity compensation plans approved by security holders(1)	5,318,964	$22.28	6,296,838	(3)
Equity compensation plans not approved by security holders(2)	—	N/A	N/A

Total	5,318,964	$22.28	6,296,838

(1)	These plans consist of: (i) the Employee Stock Purchase Plan, (ii) the 1996 Stock Incentive Plan, and (iii) the 2003 Incentive Plan.

(2)	We do not maintain any equity compensation plan (as defined in Item 201 of Regulation S-K) that has not been approved by our shareholders.

(3)	Of this amount, 2,301,376 were shares reserved for issuance under the Employee Stock Purchase Plan, 902,019 shares were reserved for issuance under the 1996 Stock Incentive Plan and 3,093,443 were shares reserved for issuance under the 2003 Incentive Plan. On September 22, 2005, the Board of Directors approved a grant of 492,450 shares of restricted stock under the 2003 Incentive Plan, including 42,500 restricted shares for Messrs. McKernan and Knutson, 10,000 restricted shares for Mr. Brooks and 15,000 restricted shares for Mr. McDowell. In addition, Thomas J. Colligan received an option grant to purchase 30,000 shares of common stock upon being appointed to the Board of Directors in September 2005.
Compensation Committee Interlocks and Insider Participants
      Our Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for our key executives. The Compensation Committee during fiscal 2005 consisted of Messrs. Campbell (Chairman), Atwell, Burke (for a portion of the year), Garcia (for a portion of the year), Emmi and Teroerde, each of whom is an independent director under the Nasdaq listing standards. There are no compensation committee interlocks on our Compensation Committee.

Employment Agreements
      We entered into an employment agreement with Mr. Knutson in August 2003 (the “Knutson Agreement”). The Knutson Agreement amended and restated Mr. Knutson’s prior employment agreement, which was entered into in September 1999. The Knutson Agreement is for a five-year term ending in August 2008. Under the terms of the Knutson Agreement, Mr. Knutson served as our Chairman and Chief Executive Officer until August 31, 2003, at which time he stepped down as Chief Executive Officer, but remained as Chairman. Mr. Knutson devotes at least one-half of his available time to his duties as Chairman and any other positions or responsibilities assigned by the Board of Directors and may devote his remaining time to other interests which, in the reasonable opinion of the Board of Directors, do not compete with us or represent a conflict of interest. He receives a base salary at an annual rate of $500,000, subject to annual cost of living increases and discretionary increases by the Board of Directors, plus incentive compensation and other employee benefits under the various benefit plans and programs we maintain for our employees. In addition, he is entitled to reimbursement for the business use of his private plane in accordance with policies established by the Board of Directors.
      We may terminate the Knutson Agreement with or without cause and Mr. Knutson may resign upon 30 days advance written notice to us. If we discharge Mr. Knutson from his employment without cause or if he resigns with good reason (each referred to as an “eligible termination”), and the termination is not in anticipation of or two years following a change in control of Education Management Corporation (as defined), he will continue to receive payment of his base salary and average incentive compensation through the later of the end of the employment term (i.e., fifth anniversary of the effective date) and eighteen months following the date of termination. During this severance period, Mr. Knutson will be eligible to receive certain other fringe benefits, such as health and life insurance. In addition, we will provide outplacement services to Mr. Knutson (or, at Mr. Knutson’s election, payment of the value of such services) and all of Mr. Knutson’s outstanding stock awards will become vested and exercisable (in the case of stock options) immediately upon the termination.
      Following Mr. Knutson’s ceasing to be Chairman of the Board of Directors for any reason other than death, termination by us for cause or termination by Mr. Knutson other than for good reason, Mr. Knutson also will be entitled to the following lifetime benefits: (i) office space and secretarial assistance in Pittsburgh, (ii) payment of certain club membership fees and dues, (iii) maintenance of health insurance for Mr. Knutson and his dependents, and (iv) gross-up for tax liabilities associated with the benefits payable under (i) and (ii).
      We entered into an employment agreement with Mr. McKernan in August 2003 (the “McKernan Agreement”). The McKernan Agreement amended and restated Mr. McKernan’s prior employment agreement entered into in June 1999. The McKernan Agreement is for an initial five-year term ending in August 2008 and is subject at the end of that initial term to successive, automatic one-year extensions unless either party gives written notice of non-extension to the other party at least 180 days prior to any renewal date. Under the terms of the McKernan Agreement, Mr. McKernan continued to serve as Vice Chairman and, effective September 1, 2003, became our Chief Executive Officer. He receives a base salary at an annual rate of $400,000, subject to annual cost of living increases and discretionary increases by the Board of Directors, plus incentive compensation and other employee benefits under the various benefit plans and programs we maintain for our employees.
      We may terminate the McKernan Agreement with or without cause and Mr. McKernan may resign upon 30 days advance written notice to us. Upon an eligible termination that is not in anticipation of or two years following a change in control of Education Management Corporation, Mr. McKernan will continue to receive payment of his base salary and average incentive compensation for a period of eighteen months following the date of termination. During this severance period, Mr. McKernan will be eligible to receive certain other fringe benefits, such as health and life insurance. In addition, we will provide outplacement services to Mr. McKernan (or, at Mr. McKernan’s election, payment of the value of such services) and all of Mr. McKernan’s outstanding stock awards will become vested and exercisable (in the case of stock options) immediately upon the termination.

      Under both the Knutson and McKernan Agreements, if an eligible termination occurs in anticipation of or within a two-year period following a change in control of Education Management Corporation, the officer will instead receive an amount equal to 2.99 times his annual base salary and average incentive compensation, which will be payable in a lump sum within 30 days of the date of termination, as well as certain other fringe benefits for a period of three years following the date of termination and immediate vesting and accelerated distribution of certain supplemental retirement benefits.
      In addition, the Knutson and McKernan Agreements will terminate prior to their scheduled expiration date in the event of death or disability. In the event of the officer’s death during the employment term, we will continue to pay an amount equal to his monthly base salary and his average incentive compensation to his designated beneficiary or, if no designation is made, to his estate for a period of six months. Upon a termination of the officer’s employment due to his disability, we will continue to pay his compensation and maintain his fringe benefits through the earlier of his death or the end of the employment term, with any payments of base salary reduced by payments received by the officer under any long-term disability plan or arrangement maintained by us, subject to a maximum annual obligation equal to two-thirds of the officer’s base salary in effect at the time the disability occurs. Both the Knutson and McKernan Agreements contain non-competition, non-solicitation and confidentiality covenants on the part of each officer. In Mr. Knutson’s case, the non-solicitation and non-competition provisions continue through the later of the end of the term of employment (i.e., the fifth anniversary of the effective date) or 18 months after termination. In Mr. McKernan’s case, the non-solicitation and non-competition provisions continue for a period of eighteen months following termination of employment. However, under both the Knutson and McKernan Agreements, the non-competition covenant will cease to be applicable in the event of an eligible termination or a termination in anticipation of or within two years after a change in control. In addition, the Knutson and McKernan Agreements entitle each officer to receive a tax gross-up bonus to cover, on an after-tax basis, any change in control excise taxes payable by him as a result of any payments made under the terms of the officer’s employment agreement.
      We have also entered into employment agreements with our other named executive officers. The agreements for Messrs. McDowell and Pauldine are dated as of September 8, 1999. The agreement for Mr. Brooks is dated June 12, 2003 and became effective upon the completion of our acquisition of American Education Centers, Inc. on September 2, 2003. Those agreements are on substantially the same terms as the McKernan Agreement, except that such agreements provide for (i) an initial three-year term, with successive automatic one year extensions under terms similar to the McKernan Agreement, (ii) each such officer’s individual position and current compensation, (iii) 12 months of severance and continued fringe benefits (rather than 18 months) following an eligible termination, (iv) continued vesting of outstanding stock awards for a period of 12 months (rather than immediate vesting), (v) payment of two times the officer’s salary and average incentive compensation (rather than 2.99 times) upon an eligible termination in anticipation of or within a two-year period following a change in control of Education Management Corporation, and (vi) continuation of the non-solicitation and non-competition provisions for a period of twelve months (rather than 18 months) following termination of employment.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Membership and Compensation Philosophy
      Since the 2004 annual shareholders meeting, the members of the Compensation Committee have been William M. Campbell, III, Chairman, Robert H. Atwell, Michael J. Emmi and Friedrich Teroerde. Messrs. Atwell and Emmi replaced James J. Burke, Jr. and Martin L. Garcia, who served on the Committee from July 1, 2004 through the 2004 annual shareholders meeting.
      The Compensation Committee reviews and determines compensation for executive officers and non-employee directors, approves compensation for school presidents and other corporate officers, establishes annual bonus triggers and target bonus percentages for participants in our Management Incentive Compensation Plan, administers our stock incentive plans, and grants stock options and restricted stock awards. The key objectives of the Committee’s policies on compensation and benefits are to enhance our ability to attract and retain highly qualified executives, to establish and maintain compensation and benefit programs that are fair and competitive with those of comparable organizations, and to develop and maintain executive compensation programs that link compensation to our short-term and long-term performance and the interests of our shareholders.
      Section 162(m) of the Internal Revenue Code of 1986, as amended, restricts the deductibility for federal income tax purposes of the compensation paid to the chief executive officer and each of the four other most highly compensated executive officers of a public company for any fiscal year to the extent that such compensation exceeds $1,000,000 and does not qualify as “performance-based” as defined under the Code. The Committee believes that it is generally in our best interests to comply with Section 162(m). Accordingly, the Committee has taken appropriate actions, to the extent it believes feasible, to preserve the deductibility of annual incentive and long-term performance awards. However, notwithstanding this general policy, the Committee also believes that there may be circumstances in which our interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Section 162(m).
Executive Compensation Program
      The primary elements in our compensation program for executive officers are an annual base salary, an annual cash bonus and long-term incentive awards. We have historically placed a greater emphasis on, and thus our compensation for executive officers is more heavily weighted towards, performance-based compensation through annual cash bonuses granted pursuant to our Management Incentive Compensation Plan and the grant of stock options. For fiscal 2006, the Compensation Committee decided to use restricted stock grants rather than stock options. The components of our executive compensation program are described below.

Base Salaries
      The annual base salaries for our executive officers for fiscal 2005 were established by the Committee based primarily on the terms of the employment agreements we have entered into with our executive officers. These agreements provide for an initial base salary with annual cost of living adjustments and discretionary increases. The Committee considers discretionary increases on an annual basis based on competitive market conditions, individual and corporate performance, and changes in job responsibilities. In establishing salaries for our non-executive officers, the Committee also considers and gives considerable weight to the recommendations of our Chief Executive Officer.

Annual Cash Bonuses
      We provide annual incentives to our executive officers and other key employees in the form of cash bonuses. These bonuses are granted pursuant to our Management Incentive Compensation Plan, which provides that bonuses are to be paid based on the attainment of corporate and individual goals and objectives. At the beginning of each fiscal year, the Committee establishes target bonuses as a percentage of each eligible employee’s annual salary. For our executive officers, these target bonus percentages are based on their respective employment agreements. Once the target bonus percentages are established, bonus payments are made in accordance with our Management Incentive Compensation Plan. The material provisions of this Plan are as follows:

•	The Committee establishes (i) financial performance “triggers” which must be satisfied in order for bonuses to be paid out based on the achievement of certain financial “targets”, and (ii) “key performance objectives”, or “KPO’s”, for each participant in the Plan, the satisfaction of which results in a bonus payment. The financial performance triggers apply to all participants in the Plan while the key performance objectives differ by employee based on position.

For fiscal 2005, the financial performance triggers were the receipt of an unqualified opinion from our independent registered public accounting firm with respect to our internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act, specific average placement and salary rates for undergraduate students graduating from our schools, and a successful accreditation visit to one of our school systems from its accrediting body. Each of these financial performance triggers were satisfied in fiscal 2005. Once the financial performance triggers are satisfied, the payment of bonuses for the operating results portion of annual bonuses are determined based on our performance against specific financial targets established by the Compensation Committee at the beginning of each year. For fiscal 2005, these financial targets were earnings per share, gross revenue and operating income.

The Compensation Committee also approves the key personal objectives adopted by each participant in the Plan. Key personal objectives are specific, achievable goals adopted by each participant to contribute towards our overall success as a company. Participants typically have two or three key personal objectives. Bonus payments based on the achievement of key personal objectives do not require the satisfaction of the financial performance triggers prior to payment.

Bonus payments are weighted on the achievement of the financial targets and the completion of personal KPOs for based on an employee’s position. These weighting percentages were as follows during fiscal 2005:

	Earnings		Operating
Position	Per Share	Revenue	Income	KPOs

Corporate Officers	60%	20%	N/A	20%
Group Vice Presidents, Regional Vice Presidents, Presidents & Campus Directors	N/A	N/A	80%	20%
School executive committee members, non-corporate officers and assistant vice-presidents and regional specialists	N/A	N/A	50%	50%

Operating income amounts for school employees are calculated on a per school basis. Financial bonuses are adjusted by 4% for each 1% by which a financial target is exceeded or not achieved, up to a maximum of 150% for each financial target. Financial bonuses are not paid if actual financial results do not equal a minimum of 75% of the original target.

•	In addition to the amount of bonus calculated pursuant to formulas included in the Management Incentive Compensation Plan, the Compensation Committee may increase or decrease any calculated bonus amount by a maximum of 20%. Factors considered in connection with this discretionary adjustment include fairness, equity, recent performance changes and environmental factors outside an employee’s control. The Compensation Committee relies heavily on recommendations from our Chief Executive Officer when determining the amount of discretionary bonuses for non-executive officers.

Long-Term Incentives
      The Committee administers the 2003 Incentive Plan, which was adopted to attract and retain key personnel and non-employee directors. Under the 2003 Incentive Plan, the Committee is authorized to grant officers and key employees non-qualified stock options, incentive stock options, stock appreciation rights, limited stock appreciation rights, restricted shares of common stock, restricted units, performance awards and short-term cash incentive awards. An aggregate of up to 5,400,000 shares of common stock (subject to adjustment in certain events in accordance with the Plan) were initially available under the 2003 Incentive Plan. Grants of restricted shares under the 2003 Incentive Plan are currently limited to 20% of the share pool, or 1,080,000 shares.
      The Committee’s primary objectives when making grants under the 2003 Incentive Plan are to allow key employees to participate in our success through stock ownership, to provide a strong and direct link between employee compensation and the interests of shareholders, and to encourage recipients to focus on our long-term performance. The number of shares of common stock that are the basis of an award to any individual is determined by the individual’s position and level of responsibility, which, to a great extent, reflect that individual’s ability to influence our long-term performance. The grants previously made to and then held by an individual may also be taken into account by the Committee when determining the size of the award to that individual in the then-current year. All options granted have an exercise price at least equal to the fair market value per share of the common stock on the date of grant. Beginning in December 2003, the options granted to employees generally vested over a period of two years (50% on each of the first and second anniversary of the date of grant).
      The Committee has historically granted options to officers and key employees to cover a two-year period. The most recent grant of stock options pursuant to this two-year approach was in fiscal 2004, when an aggregate of 3,034,214 options were granted to employees. During fiscal 2005, an aggregate of 276,088 options were issued under the 2003 Incentive Plan, including 120,000 to non-employee directors. The fiscal 2005 employee grants were primarily to new employees. No stock option grants were made to executive officers during fiscal 2005 other than options granted pursuant to reload features included with prior option grants.
      During fiscal 2005 the Board of Directors created a subcommittee on long-term compensation to evaluate our long-term compensation program. The members of this subcommittee were Messrs. Garcia (Chairman), Atwell, Emmi and Teroerde. Based on recommendations from the subcommittee, beginning in fiscal 2006 the Compensation Committee has decided to use annual, performance-based restricted stock grants as the form of long-term incentive compensation rather than stock options. The restricted shares will be earned based on an employee’s successful completion of key performance objectives approved by the Compensation Committee, which we believe will more closely align our organizational goals with the payment of long-term incentive compensation than the granting of time based stock options. The use of restricted shares will also lower the use of shares approved for issuance under the 2003 Incentive Plan and the related dilution upon the exercise of options. Fifty percent of the restricted shares which are earned based on the satisfaction of key performance objectives will vest on each of the first two anniversaries of the date of grant. Recipients of restricted stock grants must be employed on the vesting date in order to vest in the earned shares.
Compensation of Chief Executive Officer
      The Chief Executive Officer’s compensation has been and will continue to be based upon our overall financial performance and his achievement of individual performance goals. The elements of Mr. McKernan’s compensation are summarized as follows:

•	Annual Salary. In fiscal 2005, Mr. McKernan received an annual salary of $452,747. The Compensation Committee awarded Mr. McKernan with a salary increase in fiscal 2005 in excess of the minimum cost of living adjustment provided for in his employment agreement based on his job performance after being appointed Chief Executive Officer in September 2003 and salaries paid to Chief Executive Officers of our competitors in the for-profit education industry. For fiscal 2006, Mr. McKernan received a 3.0% salary increase, which is less than the minimum cost of living increase of 3.5% computed in accordance with the terms of his employment agreement. Mr. McKernan elected to receive this lower salary increase because it represents the average raise provided to our employees for fiscal 2006.

•	Bonus Award. Mr. McKernan’s target bonus percentage for fiscal 2005 was 130% of his annual salary. He received a bonus of $640,967 based on the financial targets adopted under our Management Incentive Compensation Plan and his performance against the key performance objectives approved for him by the Board of Directors. Mr. McKernan did not receive a discretionary bonus for fiscal 2005. The Compensation Committee maintained his target bonus percentage at 130% of his annual salary for fiscal 2006.

•	Long-Term Incentive Compensation. Mr. McKernan received options to purchase 150,000 shares of common stock as his long-term compensation award in fiscal 2004. Additionally, Mr. McKernan received a grant of 200,000 options when he was named Chief Executive Officer in September 2003. Consistent with our prior long-term incentive compensation plan, Mr. McKernan did not receive a long-term compensation award in fiscal 2005. The only stock option grant he received during fiscal 2005 was in connection with his exercise of stock options previously granted to him which included a reload feature for shares of stock he surrenders in payment of his exercise price. Mr. McKernan received 42,500 shares of restricted stock in September 2005 under our new policy of using annual restricted share grants rather than bi-annual stock option grants for long-term incentive compensation awards. We considered the Black-Scholes share equivalent of 50% of Mr. McKernan’s fiscal 2004 stock option grant in determining the amount of this restricted stock award and other factors such as his performance as Chief Executive Officer, the Company’s overall performance during his term as Chief Executive Officer and compensation packages paid to Chief Executive Officers of our competitors within the for-profit education industry.

•	Other Compensation. Mr. McKernan received other compensation of $10,350 in fiscal 2005, which represents our matching contributions to the contributions he makes to our 401(k) Plan and premiums paid on group life insurance on his behalf. All our employees are eligible to receive matches on contributions to our 401(k) Plan similar to those paid to Mr. McKernan.

      The Compensation Committee believes that our compensation and benefit programs for named executive officers are reasonable under the circumstances and are in the best interest of Education Management Corporation and our shareholders.
Compensation Committee
William M. Campbell, III (Chairman)
Robert H. Atwell
Michael J. Emmi
Martin L. Garcia
Friedrich Teroerde

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
      The Audit Committee’s purpose is to oversee the quality and integrity of our accounting, auditing and financial reporting practices. In this role, the Audit Committee oversees the work of our internal accounting and auditing processes and discusses with management our processes to manage business and financial risk, and comply with significant applicable legal, ethical, and regulatory requirements. The Audit Committee also appoints our independent registered public accounting firm on an annual basis and approves all audit fees on our behalf. The Audit Committee reviews its charter on an annual basis and believes that it satisfied its obligations under the Charter during fiscal 2005. The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that each member of the Audit Committee meets that standard and that each of Messrs. Colligan and Pasman is “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. All members of the Audit Committee are financially literate.
      Management is responsible for the preparation, presentation, and integrity of our financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Audit Committee reviews and oversees our financial reporting process on behalf of the Board of Directors. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. In addition, Ernst & Young LLP expresses its own opinion on the effectiveness of our internal control over financial reporting.
      In its role of reviewing and overseeing our financial reporting process, the Audit Committee reviewed and discussed with management and Ernst & Young LLP our audited financial statements for the fiscal year ended June 30, 2005, management’s assessment of the effectiveness of our internal controls over financial reporting and Ernst & Young LLP’s evaluation of our internal controls over financial reporting. The Committee met seven times (including telephonic meetings to discuss quarterly results) during fiscal 2005. The Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61 (“Communication with Audit Committees”), as amended, and SEC Regulation S-X, Rule 2-07. In this regard, the Committee has discussed various matters with Ernst & Young LLP related to our consolidated financial statements, including critical accounting policies and practices used, alternative treatments for material items that have been discussed with management and other material written communications between Ernst & Young LLP and management. In addition, Ernst & Young LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Ernst & Young LLP their independence from the Company and our management.
      Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2005 for filing with the Securities and Exchange Commission, and selected Ernst & Young LLP as our independent registered public accounting firm for fiscal 2006. The Board of Directors is recommending that shareholders ratify that selection at the annual meeting.
Audit Committee
Martin L. Garcia (Chairman)
Jerry L. Johnson
James S. Pasman, Jr.
Friedrich Teroerde
      In accordance with the rules of the Securities and Exchange Commission, the Report of the Audit Committee shall not be incorporated by reference into any of our future filings made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act of 1933, as amended (the “Securities Act”), and shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Exchange Act or the Securities Act.

PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as our independent registered public accounting firm for fiscal 2006. Although ratification of this reappointment is not legally required, the Board of Directors believes it is appropriate for the shareholders to ratify such action. In the event that the shareholders do not ratify the selection of Ernst & Young LLP as our independent registered public accounting firm, the Audit Committee will reconsider such appointment. A representative of Ernst & Young LLP will attend the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. The Audit Committee reserves the right to replace our independent registered public accounting firm at any time.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL THREE.
Relationship with Independent Registered Public Accounting Firm
      Ernst & Young LLP has been our independent registered public accounting firm and has audited our financial statements since 2002. In addition to performing the audit of our consolidated financial statements, Ernst & Young LLP expressed its own opinion on the effectiveness of our internal control over financial reporting and provided various audit-related and tax services during fiscal 2005. The aggregate fees billed for each of the past two fiscal years for each of the following categories of services are set forth below:

	Fiscal Year 2005	Fiscal Year 2004

Audit Fees	$2,056,460	$934,530
Audit-Related Fees	244,840	235,230
Tax Fees	140,550	322,470
All Other Fees	—	—

Total Fees	$2,441,850	$1,492,230

      The audit fees relate to professional services rendered for the audit of our consolidated financial statements, along with the audit of our internal controls over financial reporting and subsidiary and statutory audits. Audit-related services primarily relates to consultation services provided in connection with our certification requirements under Section 404 of the Sarbanes-Oxley Act along with opening balance sheet audits of companies acquired by us. Tax services relate to tax planning, tax compliance and tax advice. The Audit Committee considered the effects that the provision of non-audit services may have on the auditors’ independence and has concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of Ernst & Young LLP. There were no fees billed by Ernst & Young LLP for professional services rendered in connection with financial information systems design and implementation services during the fiscal years ended June 30, 2005 and June 30, 2004.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
      The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of our independent registered public accounting firm and has established a policy regarding the pre-approval of all audit and permissible non-audit services. The Audit Committee appoints the independent registered public accounting firm on an annual basis in advance. During the year, our Finance Department maintains a log of requests from our personnel for other services by the independent registered public accounting firm in order to ensure compliance with the auditor services policy. All requests which are approved by the Finance Department are submitted for pre-approval either to the Audit Committee at a regularly scheduled meeting of the Audit Committee or to a designated member of the Committee. The entire Audit Committee periodically reviews all matters pre-approved by a designated member of the Committee.

PERFORMANCE GRAPH
      The performance graph set forth below compares the cumulative total shareholder return on our common stock with the Nasdaq Stock Market (U.S.) Index and a Peer Group Index for the period from July 1, 2000 through June 30, 2005. The graph assumes the investment of $100 at the close of trading on June 30, 2000 in our common stock, the Nasdaq Stock Market (U.S.) Index and the Peer Group Index and assumes re-investment of all dividends, if any. The peer group consists of the following companies selected on the basis of their similar businesses: Apollo Group, Inc., Career Education Corp., Corinthian Colleges, Inc., DeVry Inc., ITT Educational Services, Inc., and Strayer Education, Inc. We believe that, including itself, these companies represent a substantial portion of the market value of publicly traded companies whose primary business is postsecondary education.
COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG EDUCATION MANAGEMENT CORPORATION,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND A PEER GROUP INDEX

Shareholder Proposals for 2006 Annual Meeting of Shareholders
      Shareholders who intend to submit a proposal for inclusion in our 2006 Proxy Statement for consideration at the annual meeting of shareholders to be held in 2006 must submit such proposal for receipt by our Corporate Secretary at the address of our executive offices no later than June 8, 2006. Any such proposal must comply with Rule 14a-8 of the proxy rules of the Securities and Exchange Commission and must contain certain information specified in our Amended and Restated Bylaws.
      Our Amended and Restated Bylaws require that all shareholder proposals to be submitted for consideration at the 2006 annual meeting, but not included in our 2006 Proxy Statement, must be received by our Corporate Secretary at the address of our executive offices no earlier than August 12, 2006 and no later than September 11, 2006, together with certain information specified in the Amended and Restated Bylaws.

By order of the Board of Directors,

Frederick W. Steinberg
Secretary
October 7, 2005

APPENDIX A
EDUCATION MANAGEMENT CORPORATION
2003 INCENTIVE PLAN
As Restated as of the Date of the 2005 Annual Meeting
ARTICLE I
PURPOSE AND ADOPTION OF THE PLAN
      1.01     Purpose. The purpose of the Education Management Corporation 2003 Incentive Plan (hereinafter referred to as the “Plan”) is to assist in attracting and retaining highly competent employees, consultants and directors and to act as an incentive in motivating selected officers and other key employees and directors of Education Management Corporation and its Subsidiaries to achieve long-term corporate objectives.
      1.02     Adoption and Term. The Plan was approved by the Board of Directors of the Company on September 11, 2003 and shall become effective if approved by the shareholders of the Company at the 2003 annual meeting of shareholders (the “Effective Date”). This restated version of the Plan shall become effective if approved by the shareholders of the Company at the 2005 annual meeting of shareholders (the “Restatement Date”). The Plan shall automatically expire on the tenth anniversary of the Effective Date unless terminated earlier by action of the Board; provided, however, the provisions of Articles VII, VIII and IX with respect to performance-based awards to “covered employees” under Section 162(m) of the Code) shall expire as of the fifth anniversary of the Restatement Date.
ARTICLE II
DEFINITIONS
      For the purpose of this Plan, capitalized terms shall have the following meanings:
      2.01     Award means (a) any grant to a Participant of one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares and Restricted Units described in Article VII, Performance Awards described in Article VIII and short-term cash incentive Awards described in Article IX and (b) any grant to a Non-Employee Director of a Non-Employee Director Award described in Article X.
      2.02     Award Agreement means a written agreement between the Company and a Participant or a written acknowledgment from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.
      2.03     Award Period means, with respect to an Award, the period of time set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.
      2.04     Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant’s death.
      2.05     Board means the Board of Directors of the Company.
      2.06     Change in Control means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

(a) The acquisition in one or more transactions by any individual, entity (including any employee benefit plan or any trust for an employee benefit plan) or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of shares or other securities (as defined in Section 3(a)(10) of the Exchange Act) representing 50% or more of either (A) the shares of common stock of the Company (the “Company Common Stock”) or (B) the combined voting power of the securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”), in each case calculated on a fully-diluted basis in accordance with generally accepted accounting principles after giving effect to the acquisition; provided, however, that none of the following acquisitions shall constitute a Change in Control as defined in this clause (i): (x) any acquisition by any shareholder of the Company immediately prior to the Effective Date (a “Current Shareholder”) or any Permitted Transferee (as defined in the Stockholders Agreement among the Company and certain of its shareholders as in effect immediately prior to the Effective Date (the “Stockholders Agreement”)) or any group that consists solely of Current Shareholders and Permitted Transferees (a “Permitted Group”) or (y) any acquisition by the Company so long as such acquisition does not result in any Person (other than any Current Shareholder, Permitted Transferee or Permitted Group) beneficially owning shares or securities representing 50% or more of either the Company Common Stock or Company Voting Securities; or

(b) Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) persons who were members of the Board on the Effective Date and (ii) persons who were nominated for elections as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the Effective Date; provided, however, that any person nominated for election by a Board at least two-thirds of whom constituted persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i);

(c) The shareholder rights plan of the Company is triggered and the Board fails to redeem the rights within the time provided for in the rights agreement;

(d) Approval by the shareholders of the Company of a reorganization, merger, consolidation or similar transaction (a “Reorganization Transaction”), in each case, unless, immediately following such Reorganization Transaction, more than 50% of, respectively, the outstanding shares of common stock (or similar equity security) of the corporation or other entity resulting from or surviving such Reorganization Transaction and the combined voting power of the securities of such corporation or other entity entitled to vote generally in the election of directors, in each case calculated on a fully-diluted basis in accordance with generally accepted accounting principles after giving effect to such Reorganization Transaction, is then beneficially owned, directly or indirectly, by the Current Shareholders and Permitted Transferees; or

(e) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation or other entity, with respect to which immediately following such sale or other disposition more than 50% of, respectively, the shares of common stock (or similar equity security) of such corporation or other entity and the combined voting power of the securities of such corporation or other entity entitled to vote generally in the election of directors, in each case calculated on a fully-diluted basis in accordance with generally accepted accounting principles after giving effect to such sale or other disposition, is then beneficially owned, directly or indirectly, by the Current Shareholders and Permitted Transferees.

      2.07     Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.
      2.08     Committee means the Committee defined in Section 3.01.
      2.09     Company means Education Management Corporation, a Pennsylvania corporation, and its successors.
      2.10     Common Stock means Common Stock of the Company, par value $.01 per share.

      2.11     Company Voting Securities means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board.
      2.12     Date of Grant means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.
      2.13     Effective Date shall have the meaning given to such term in Section 1.02.
      2.14     Exchange Act means the Securities Exchange Act of 1934, as amended.
      2.15     Exercise Price means, with respect to a Stock Appreciation Right, the amount established by the Committee in the Award Agreement which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant, as further described in Section 6.02(b).
      2.16     Fair Market Value means, as of any applicable date: (i) if the Common Stock is listed on a national securities exchange or is authorized for quotation on The Nasdaq Stock Market’s national Market (“NNM”), the closing price, regular way, of the Common Stock on such exchange or NNM, as the case may be, or if no such reported sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale; or (ii) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NNM, the closing bid price as reported by The Nasdaq Stock Market or The Nasdaq SmallCap Market (if applicable), or if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported; or (iii) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NNM, The Nasdaq Stock Market or The Nasdaq SmallCap Market (if applicable), the last reported bid price published in the “pink sheets” or displayed on the National Association of Securities Dealers, Inc. (“NASD”) Electronic Bulletin Board, as the case may be; or (iv) if the Common Stock is not listed for trading on a national securities exchange, or is not authorized for quotation on NNM, The Nasdaq Stock Market or The Nasdaq SmallCap Market, or is not published in the “pink sheets” or displayed on the NASD Electronic Bulletin Board, the Fair Market Value of the Common Stock as determined in good faith by the Committee.
      2.17     Incentive Stock Option means a stock option within the meaning of Section 422 of the Code.
      2.18     Limited Stock Appreciation Right means an Award granted in accordance with Section 6.06.
      2.19     Merger means any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company.
      2.20     Non-Employee Director means each member of the Board who is not an employee of the Company.
      2.21     Non-Employee Director Awards means Awards granted in accordance with Article X.
      2.22     Non-Qualified Stock Option means a stock option which is not an Incentive Stock Option.
      2.23     Options means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.
      2.24     Original Option shall have the meaning given to such term in Section 6.07.
      2.25     Outstanding Common Stock means, at any time, the issued and outstanding shares of Common Stock.
      2.26     Participant means a person designated to receive an Award under the Plan in accordance with Section 5.01 and, solely to the extent provided in Article X of the Plan, any Non-Employee Directors of the Company.
      2.27     Performance Awards means Awards granted in accordance with Article VIII.

      2.28     Performance Goals means any of the following (in absolute terms or relative to one or more other companies or indices): economic value added (EVA®), operating income, return on stockholders’ equity, stock price appreciation, earnings before interest, taxes, depreciation and amortization, cash flow, sales growth, margin improvement, income before taxes (IBT), IBT margin, return on investment, return on invested assets, working capital performance, earnings per share, growth in earnings per share, expense targets, productivity targets or ratios, student placement rates, average starting salary for graduates and new student enrollment goals for new programs and new concentrations.
      2.29     Plan means the Education Management Corporation 2003 Incentive Plan as described herein, as the same may be amended from time to time.
      2.30     Purchase Price, with respect to Options, shall have the meaning set forth in Section 6.01(b).
      2.31     Reload Option shall have the meaning given to such term in Section 6.07.
      2.32     Restatement Date shall have the meaning given to such term in Section 1.02.
      2.33     Restricted Shares means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.
      2.34     Restricted Unit means units representing the right to receive Common Stock in the future subject to restrictions imposed in connection with Awards granted under Article VIII.
      2.35     Retirement means early or normal retirement under a pension plan or arrangement of the Company or one of its Subsidiaries in which the Participant participates.
      2.36     Stock Appreciation Rights means Awards granted in accordance with Section 6.02.
      2.37     Stock Unit means an Award consisting of the right to receive shares of Common Stock in the future.
      2.38     Subsidiary means a subsidiary of the Company within the meaning of Section 424(f) of the Code.
      2.39     Termination of Employment means the voluntary or involuntary termination of a Participant’s employment with the Company or a Subsidiary for any reason, including death, disability, retirement or as the result of the divestiture of the Participant’s employer or any similar transaction in which the Participant’s employer ceases to be the Company or one of its Subsidiaries. Whether entering military or other government service shall constitute Termination of Employment, or whether a Termination of Employment shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion.
ARTICLE III
ADMINISTRATION
      3.01     Committee. The Plan shall be administered by a committee of the Board (“Committee”) comprised of at least two persons. The Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee may, subject to compliance with applicable legal requirements, with respect to Participants who are not subject to Section 16(b) of the Exchange Act, delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company. In addition, the Board may exercise any of the authority conferred upon the Committee hereunder. In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer to the delegate of the Committee or the Board, as the case may be.
      3.02     Indemnification. Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with the

Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; provided, however, that the foregoing indemnification shall not apply to any loss, cost, liability, or expense that is a result of his or her own willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, conferred in a separate agreement with the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
ARTICLE IV
SHARES
      4.01     Number of Shares Issuable. The total number of shares authorized to be issued under the Plan shall be 5,400,000 shares of Common Stock. The number of shares available for issuance under the Plan shall be further subject to adjustment in accordance with Section 11.07. The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock which shall have been reacquired by the Company. Options in respect of no more than 5,400,000 shares shall be issued as Incentive Stock Options. Shares issued pursuant to Section 11.07(c) shall not be counted against the number of shares remaining available for issuance under the Plan.
      4.02     Shares Subject to Terminated Awards. Common Stock covered by any unexercised portions of terminated Options (including canceled Options) granted under Article VI, Common Stock forfeited as provided in Section 7.02(a) and Common Stock subject to any Awards which are otherwise surrendered by the Participant may again be subject to new Awards under the Plan. Shares of Common Stock surrendered to or withheld by the Company in payment or satisfaction of the Purchase Price of an Option or tax withholding obligation with respect to an Award shall be available for the grant of new Awards under the Plan. Stock Appreciation Rights to be settled in shares of Common Stock shall be counted in full against the number of shares available for Award under the Plan, regardless of the number shares of Common Stock actually issued upon settlement of the Stock Appreciation Right.
ARTICLE V
PARTICIPATION
      5.01     Eligible Participants. Participants in the Plan shall be such officers and other key employees and consultants of the Company and its Subsidiaries and such Non-Employee Directors as the Committee, in its sole discretion, may designate from time to time. The Committee’s designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year. The designation of a Participant to receive awards or grants under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. Subject to adjustment in accordance with Section 11.07, during the term of this Plan, no Participant shall be granted Awards in respect of more than 500,000 shares of Common Stock (whether through grants of Options or Stock Appreciation Rights or other grants of Common Stock or rights with respect thereto) and $2,000,000 in cash in any calendar year. Non-Employee Directors shall receive Non-Employee Director Awards in accordance with Article X of the Plan. Persons who are members of the board of directors or the board of trustees of a Subsidiary shall be eligible to receive grants of Options but shall not be eligible to receive any other Awards under the Plan.

ARTICLE VI
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
      6.01     Option Awards.
      (a) The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee. The terms of any Option granted under this Plan shall be set forth in an Award Agreement.
      (b) Purchase Price of Options. The Purchase Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee; provided, however, that the Purchase Price shall in all cases be equal to or greater than the Fair Market Value on the Date of Grant. Except for adjustments pursuant to Section 11.07 (relating to the adjustment of shares) or any action approved by the shareholders of the Company, the Purchase Price for any outstanding Option granted under the Plan may not be decreased after the Date of Grant nor may an outstanding Option be otherwise modified or surrendered to the Company in a manner or under circumstances that would be treated as a “modification that would reduce the exercise price” of such outstanding Option for financial accounting purposes.
      (c) Designation of Options. Except as otherwise expressly provided in the Plan, the Committee may designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Non-Qualified Stock Option.
      (d) Incentive Stock Option Share Limitation. No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company and its Subsidiaries) which would result in shares with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable in any one calendar year.
      (e) Rights as a Shareholder. A Participant or a transferee of an Option pursuant to Section 11.04 shall have no rights as a shareholder with respect to Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 11.07.
      6.02     Stock Appreciation Rights.
      (a) Stock Appreciation Right Awards. The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights. Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Option; provided, however, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) an Option and Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c).
      (b) Exercise Price. The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Committee, but in the case of Stock Appreciation Rights granted in tandem with Options shall not be less than the Purchase Price of the related Option. Upon exercise of Stock

Appreciation Rights, the number of shares subject to exercise under any related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option or portion thereof which are surrendered as a result of the exercise of such Stock Appreciation Rights.
      (c) Payment of Incremental Value. Any payment which may become due from the Company by reason of a Participant’s exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date. No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.
      6.03     Terms of Stock Options and Stock Appreciation Rights.
      (a) Conditions on Exercise. An Award Agreement with respect to Options and/or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant.
      (b) Duration of Options and Stock Appreciation Rights. Options and Stock Appreciation Rights shall terminate after the first to occur of the following events:

(i) Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement; or

(ii) Termination of the Award as provided in Section 6.03(e), following the Participant’s Termination of Employment; or

(iii) Ten years from the Date of Grant of the Option or Stock Appreciation Right; or

(iv) Solely in the case of a Stock Appreciation Right granted in tandem with an Option, upon the expiration of the related Option.
      (c) Acceleration of Exercise Time. The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Date of Grant, to permit the exercise of any Option or Stock Appreciation Right prior to the time such Option or Stock Appreciation Right would otherwise become exercisable under the terms of the Award Agreement.
      (d) Extension of Exercise Time. In addition to the extensions permitted under Section 6.03(e) in the event of Termination of Employment, the Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable on or at any time after the Date of Grant, to permit any Option or Stock Appreciation Right granted under this Plan to be exercised after its expiration date described in Section 6.03(e), subject, however, to the limitations described in Section 6.03(b)(i), (iii), and (iv).
      (e) Exercise of Options or Stock Appreciation Rights Upon Termination of Employment.

(i) Termination of Vested Options and Stock Appreciation Rights Upon Termination of Employment.

(A) Termination. In the event of Termination of Employment of a Participant other than by reason of death, disability or Retirement, the right of the Participant to exercise the Option or Stock Appreciation Right under the Plan shall terminate on the date of such Termination of Employment, unless the exercise period is extended by the Committee in accordance with Section 6.03(d).

(B) Disability or Retirement. In the event of a Participant’s Termination of Employment by reason of disability or Retirement, the right of the Participant to exercise the Options or Stock Appreciation Rights which he or she was entitled to exercise upon Termination of Employment (or which became exercisable at a later date pursuant to Section 6.03(e)(ii)) shall terminate one year after the date of such Termination of Employment, unless the exercise period is extended by the Committee in accordance with Section 6.03(d). In no event, however, may any Option or Stock

Appreciation Right be exercised later than the date of expiration of the Option determined pursuant to Section 6.03(b)(i), (iii) or (iv). Notwithstanding the foregoing, with respect to any Options and Stock Appreciation Rights granted on or after the date of the Company’s 2001 Annual Meeting of Shareholders, in the event of a Participant’s Termination of Employment by reason of disability or Retirement, the right of the Participant to exercise the Options or Stock Appreciation Rights which he or she was entitled to exercise upon Termination of Employment (or which became exercisable at a later date pursuant to Section 6.03(e)(ii)) shall terminate three years after the date of such Termination of Employment, unless the exercise period is extended by the Committee in accordance with Section 6.03(d). In no event, however, may any Option or Stock Appreciation Right be exercised later than the date of expiration of the Option determined pursuant to Section 6.03(b)(i), (iii) or (iv).

(C) Death. In the event of the death of a Participant while employed by the Company or a Subsidiary or within the additional period of time from the date of the Participant’s Termination of Employment and prior to the expiration of the Option or Stock Appreciation Right as may be permitted in Section 6.03(e)(i)(B) or Section 6.03(d) above, to the extent the right to exercise the Option or Stock Appreciation Right accrued as of the date of such Termination of Employment and did not expire during such additional period and prior to the Participant’s death, the right of the Participant’s Beneficiary to exercise the Option or Stock Appreciation Right under the Plan shall terminate upon the expiration of one year from the date of the Participant’s death (but in no event more than one year from the date of the Participant’s Termination of Employment by reason of disability or retirement), unless the exercise period is extended by the Committee in accordance with Section 6.03(d). In no event, however, may any Option or Stock Appreciation Right be exercised later than the date of expiration of the Option determined pursuant to Section 6.03(b)(i), (iii) or (iv). Notwithstanding the foregoing, with respect to any Options and Stock Appreciation Rights granted on or after the date of the Company’s 2001 Annual Meeting of Shareholders, in the event of a death of a Participant while employed by the Company or a Subsidiary or within the additional period of time form the date of the Participant’s Termination of Employment and prior to the expiration of the Options or Stock Appreciation Rights as permitted in Section 6.03(e)(i)(B) or Section 6.03(d) above, to the extent the right to exercise the Options or Stock Appreciation Rights accrued as of the date of death, the right of the Participant’s Beneficiary to exercise the Options or Stock Appreciation Rights shall terminate upon the expiration of three years from the date of the Participant’s death (but in no event more than three years from the date of the Participant’s Termination of Employment by reason of disability or retirement), unless the exercise period is extended by the Committee in accordance with Section 6.03(d). In no event, however, may any Option or Stock Appreciation Right be exercised later than the date of expiration of the Option determined pursuant to Section 6.03(b)(i), (iii) or (iv).

(ii) Termination of Unvested Options or Stock Appreciation Rights Upon Termination of Employment. Subject to Section 6.03(c), to the extent the right to exercise an Option or a Stock Appreciation Right, or any portion thereof, has not accrued as of the date of Termination of Employment, such right shall expire at the date of such Termination of Employment. Notwithstanding the foregoing, the Committee, within its discretion and under such terms as it deems appropriate, may permit a Participant who terminates employment by reason of Retirement and who will continue to render significant services to the Company or one of its Subsidiaries after his or her Termination of Employment, to continue vesting in his or her Options and Stock Appreciation Rights during the period in which the individual continues to render such services.

      6.04     Exercise Procedures.
      (a) In General. Each Option and Stock Appreciation Right granted under the Plan shall be exercised by written notice to the Company which must be received by the officer or employee of the Company designated in the Award Agreement on or before the close of business on the expiration date of the Award. The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Committee may

(but shall not be required to) permit payment to be made by delivery to the Company of either (a) Common Stock (which may include Restricted Shares or shares otherwise issuable in connection with the exercise of the Option, subject to such rules as the Committee deems appropriate) or (b) any combination of cash and Common Stock, or (c) such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment in accordance with a cashless exercise program under which, if so instructed by the Participant, Common Stock may be issued directly to the Participant’s broker or dealer upon receipt of an irrevocable written notice of exercise from the Participant). In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Purchase Price any fractional share of Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.
      (b) Deferred Delivery of Option Shares. In lieu of exercising an Option for the immediate delivery of the underlying shares of Common Stock, a Participant shall have the right, in accordance with procedures established by the Committee, to elect to receive Stock Units which do not reflect current ownership of shares of Common Stock, but rather the right to receive delivery of shares at a later date. Upon such an exercise of an Option, a book account maintained by the Company for the Participant shall be credited with the shares of Common Stock otherwise issuable upon the exercise. The number of shares of Common Stock credited to the account shall be delivered to the Participant at a later date specified by the Participant at the time of the election. During the deferral period, in the discretion of the Committee, either (i) the account shall be credited with additional Stock Units reflecting the dividends that would have been received on the Stock Units if those dividends were reinvested in additional shares of Common Stock or (ii) the deemed dividends shall be paid to the Participant currently in cash. During the deferral period, the Company’s obligation to the Participant shall be an unfunded, unsecured promise to deliver shares of Common Stock at the end of the deferral period.
      6.05     Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Options outstanding on the date of such Change in Control, and all Stock Appreciation Rights shall become immediately and fully exercisable. The provisions of this Section 6.05 shall not be applicable to any Options or Stock Appreciation Rights granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or Company Voting Securities.
      6.06     Limited Stock Appreciation Rights. Limited Stock Appreciation Rights may be granted independent of or in tandem with Options and shall be exercisable by the Participant for a period of sixty (60) days following the occurrence of a Change in Control. Upon the exercise of a Limited Stock Appreciation Right, the Participant shall be entitled to receive from the Company in exchange therefor cash in the amount equal to the excess of the value on the date of exercise of the number of shares of Common Stock subject to the Limited Stock Appreciation Rights being exercised over the Exercise Price of such Limited Stock Appreciation Right. For this purpose, the value of Common Stock shall be the highest Fair Market Value of the Common Stock during the period beginning on the 90th day prior to the date on which the Limited Stock Appreciation Rights are exercised and ending on such date. The date of exercise of Limited Stock Appreciation Rights shall be determined under procedures established by the Committee, and payment under this Section 6.06 shall be made by the Company as soon as practicable after the date of exercise. To the extent that any Option in tandem with which the Limited Stock Appreciation Rights shall have been granted is exercised, cancelled, terminates or expires, the Limited Stock Appreciation Rights shall be cancelled. Subject to the foregoing provisions of this Section 6.06 and the other provisions of the Plan, Limited Stock Appreciation Rights granted under the Plan shall be subject to such other terms and conditions as shall be determined by the Committee, in its discretion, and set forth in the applicable Award Agreement.

      6.07     Reload Options. With respect to any Option (an “Original Option”), the Committee shall have the authority to specify, at or after the time of grant of such Original Option, that, subject to the availability of shares of Common Stock under the Plan, a Participant shall be granted a new option (referred to as a “Reload Option”) in the event (i) such Participant exercises all or a part of such Original Option by surrendering previously acquired shares of Common Stock in full or partial payment of the Purchase Price under such Original Option, and/or (ii) a Participant’s withholding tax obligation with respect to the exercise of an Original Option is satisfied in whole or in part by the delivery of previously acquired shares of Common Stock by the Participant to the Company or the withholding of shares of Common Stock from the shares otherwise issuable to the Participant upon the exercise of the Original Option. Each such Reload Option shall cover a number of shares of Common Stock equal to the number of shares of Common Stock surrendered in payment of the Purchase Price under such Original Option and/or surrendered or withheld to pay withholding taxes with respect to such Original Option. Each such Reload Option shall have a Purchase Price per share of Common Stock equal to the Fair Market Value of the Common Stock on the date of exercise of the Original Option in respect of which the Reload Option was granted and shall expire on the stated expiration date of the Original Option. A Reload Option shall be exercisable at any time and from time to time from and after the Date of Grant of such Reload Option, subject to such restrictions on exercisability as may be imposed in the discretion of the Committee. Any Reload Option may provide for the grant, when exercised, of subsequent Reload Options to the extent and upon such terms and conditions, consistent with this Section 6.07, as the Committee in its sole discretion shall specify at or after the time of grant of such Reload Option. A Reload Option shall contain such other terms and conditions, which may include a restriction on the transferability of the shares of Common Stock received upon exercise of the Reload Option, as the Committee in its sole discretion shall deem desirable and which may be set forth in rules or guidelines adopted by the Committee or in the Award Agreements evidencing the Reload Options.
ARTICLE VII
RESTRICTED SHARES AND RESTRICTED UNITS
      7.01     Restricted Share and Restricted Unit Awards. The Committee may grant to any Participant a Restricted Share Award consisting of such number of shares of Common Stock on such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. The Committee may also grant Restricted Stock Units representing the right to receive shares of Common Stock in the future subject to the achievement of one or more goals relating to the completion of service by the Participant and/or the achievement of performance or other objectives. With respect to performance-based Awards of Restricted Shares or Restricted Units intended to qualify for deductibility under the “performance-based” compensation exception contained in Section 162(m) of the Code, performance targets will consist of specified levels of one or more of the Performance Goals. The terms of any Restricted Share and Restricted Unit Awards granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

(a) Issuance of Restricted Shares. As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company or its agent, shares of Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All shares of Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Agreements entered into by the appropriate Participants. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.01(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.01(d), free of any restrictions set forth in the Plan and the related Award Agreement shall be delivered to the Participant.

(b) Stockholder Rights. Beginning on the Date of Grant of a Restricted Share Award and subject to execution of the related Award Agreement as provided in Section 7.01(a), and except as otherwise provided in such Award Agreement, the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any shares of Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.01(a).

(c) Restriction on Transferability. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code), pledged or sold prior to the lapse of the restrictions applicable thereto.

(d) Delivery of Shares Upon Vesting. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 7.03, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 11.05, the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

      7.02     Terms of Restricted Shares.
      (a) Forfeiture of Restricted Shares. Subject to Sections 7.02(b) and 7.03, Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

(b) Waiver of Forfeiture Period. Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.
      7.03     Restricted Stock Units. Restricted Unit Awards shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Agreements entered into by the appropriate Participants. Until the lapse or release of all restrictions applicable to an Award of Restricted Units, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a stockholder of the Company with respect to the shares of Common Stock covered by such Restricted Unit Award. Upon the lapse or release of all restrictions with respect to a Restricted Unit Award or at a later date if distribution has been deferred, one or more share certificates, registered in the name of the Participant, for an appropriate number of shares, free of any restrictions set forth in the Plan and the related Award Agreement shall be delivered to the Participant. A Participant’s Restricted Unit Award shall not be contingent on any payment by or consideration from the Participant other than the rendering of services. Notwithstanding anything contained in this Section 7.03 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, Permanent Disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Units) as the Committee shall deem appropriate.
      7.03     Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all restrictions applicable to the Restricted Share and Restricted Unit Awards shall terminate fully and the Participant shall immediately have the right to the delivery of share certificate or certificates for such shares in accordance with Section 7.01(d).
ARTICLE VIII
PERFORMANCE AWARDS
      8.01     Performance Awards.
      (a) Award Periods and Calculations of Potential Incentive Amounts. The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. Performance Awards may be made in conjunction with, or in addition to, Restricted Share and Restricted Unit Awards made under Article VII. The Award Period shall be two or more fiscal or calendar years as determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible employees, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.
      (b) Performance Targets. The performance targets may include such goals related to the performance of the Company and/or the performance of a Participant as may be established by the Committee in its discretion. In the case of Performance Awards intended to qualify for deductibility under Section 162(m) of the Code, the targets will include specified levels of one or more of the Performance Goals. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period. Except to the extent inconsistent with the performance-based compensation exception under Section 162(m) of the Code, in the case of Performance Awards granted to employees to whom such section is applicable, the Committee, in its discretion, but only under extraordinary circumstances as determined by the Committee, may change any prior determination of performance targets for any Award Period at any time prior to the final determination of the Award when events or transactions occur to cause the performance targets to be an inappropriate measure of achievement.
      (c) Earning Performance Awards. The Committee, at or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of performance targets.
      (d) Payment of Earned Performance Awards. Payments of earned Performance Awards shall be made in cash or Common Stock, or a combination of cash and Common Stock, in the discretion of the Committee. The Committee, in its sole discretion, may define such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.
      8.02     Terms of Performance Awards.
      (a) Termination of Employment. Unless otherwise provided below or in Section 8.03, in the case of a Participant’s Termination of Employment prior to the end of an Award Period, the Participant will not have earned any Performance Awards
      (b) Retirement. If a Participant’s Termination of Employment is because of Retirement prior to the end of an Award Period, the Participant will not be paid any Performance Awards, unless the Committee, in its sole and exclusive discretion, determines that an Award should be paid. In such a case, the Participant shall be entitled to receive a pro-rata portion of his or her Award as determined under Subsection (d).

      (c) Death or Disability. If a Participant’s Termination of Employment is due to death or disability (as determined in the sole and exclusive discretion of the Committee) prior to the end of an Award Period, the Participant or the Participant’s personal representative shall be entitled to receive a pro-rata share of his or her Award as determined under Subsection (d).
      (d) Pro-Rata Payment. The amount of any payment made to a Participant whose employment is terminated by retirement, death or disability (under circumstances described in Subsections (b) and (c)) will be the amount determined by multiplying the amount of the Performance Award which would have been earned, determined at the end of the Award Period, had such employment not been terminated, by a fraction, the numerator of which is the number of whole months such Participant was employed during the Award Period, and the denominator of which is the total number of months of the Award Period. Any such payment made to a Participant whose employment is terminated prior to the end of an Award Period under this Section 8.02 shall be made at the end of the respective Award Period, unless otherwise determined by the Committee in its sole discretion. Any partial payment previously made or credited to a deferred account for the benefit of a Participant as provided under Section 8.01(d) of the Plan shall be subtracted from the amount otherwise determined as payable as provided in this Section.
      (e) Other Events. Notwithstanding anything to the contrary in this Article VIII, the Committee may, in its sole and exclusive discretion, determine to pay all or any portion of a Performance Award to a Participant who has terminated employment prior to the end of an Award Period under certain circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the Date of Grant) and subject to such terms and conditions as the Committee shall deem appropriate.
      8.03     Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Performance Awards for all Award Periods shall immediately become fully payable to all Participants and shall be paid to Participants within 30 days after such Change in Control.
ARTICLE IX
SHORT-TERM CASH INCENTIVE AWARDS
      9.01     Eligibility. This Article IX is a limited purpose provision that shall apply only in the and to the extent event the Committee deems it appropriate that the Company’s short-term cash incentives for executive officers of the Company who are from time to time determined by the Committee to be “covered employees” for purposes of Section 162(m) of the Code qualify for deductibility under the “performance-based” compensation exception contained in Section 162(m).
      9.02     Awards.
      (a) Performance Targets. For each fiscal year of the Company with respect to which the Committee determines this Article IX to be in effect, the Committee shall establish objective performance targets based on specified levels of one or more of the Performance Goals. Such performance targets shall be established by the Committee on a timely basis to ensure that the targets are considered “pre-established” for purposes of Section 162(m) of the Code.
      (b) Amounts of Awards. In conjunction with the establishment of performance targets for a fiscal year, the Committee shall adopt an objective formula (on the basis of percentages of Participants’ salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Participants if and to the extent that the performance targets are attained. Such formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code and, to the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate.
      (c) Payment of Awards. Awards will be payable to Participants in cash each year upon prior written certification by the Committee of attainment of the specified performance targets for the preceding fiscal year.

      (d) Negative Discretion. Notwithstanding the attainment by the Company of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the award that would be otherwise paid.
      (e) Guidelines. The Committee may adopt from time to time written policies for its implementation of this Article IX. Such guidelines shall reflect the intention of the Company that all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.
      9.03     Non-Exclusive Arrangement. The adoption and operation of this Article IX shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best interests of the Company.
ARTICLE X
NON-EMPLOYEE DIRECTOR AWARDS
      10.01     Grant of Non-Employee Director Awards. The Board may make such Non-Employee Director Awards as it deems appropriate from time to time, consisting of the grant to a Non-Employee Director of one or a combination of Non-Qualified Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares and Restricted Units described in Article VII, and Performance Awards described in Article VIII.
      10.02     Elective Portion. In addition to the Awards, if any, granted pursuant to Section 10.01 hereof, under such rules and subject to such conditions and limitations as may be established by the Board from time to time, each Non-Employee Director may elect to receive in lieu of all or a portion of his or her cash retainer fees a whole number of Restricted Shares or Restricted Units equal in value to the amount of cash retainer fees subject to such election. Such Restricted Shares or Restricted Units shares shall be delivered or credits to each such Non-Employee Director, in substantially equal installments, on the dates the applicable cash retainer fees would otherwise have been paid. The value of fractional shares shall be paid to the Non-Employee Director in cash.
ARTICLE XI
TERMS APPLICABLE TO ALL AWARDS GRANTED UNDER THE PLAN
      11.01     Plan Provisions Control Award Terms. The terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. Except as provided in Section 11.03 and Section 11.07, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.
      11.02     Award Agreement. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.
      11.03     Modification of Award After Grant. No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.

      11.04     Limitation on Transfer. Except as provided in Section 7.01(c) in the case of Restricted Shares, a Participant’s rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan. The Participant’s Beneficiary may exercise the Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members, and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability.
      11.05     Taxes. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant’s Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines in accordance with the following rules:

(a) The Participant shall have the right to elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded up to the next whole share, whose Fair Market Value is equal to the amount of withholding taxes due, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of shares and cash.

(b) The Committee shall have the discretion as to any Award, to cause the Company to pay to tax authorities for the benefit of any Participant, or to reimburse such Participant for the individual taxes which are due on the grant, exercise or vesting of any share Award, or the lapse of any restriction on any share Award (whether by reason of a Participant’s filing of an election under Section 83(b) of the Code or otherwise), including, but not limited to, Federal income tax, state income tax, local income tax and excise tax under Section 4999 of the Code, as well as for any such taxes as may be imposed upon such tax payment or reimbursement.

(c) In the case of Participants who are subject to Section 16 of the Exchange Act, the Committee may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Common Stock to meet tax withholding obligations.
      11.06     Surrender of Awards. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the holder approve.
      11.07     Adjustments to Reflect Capital Changes.
      (a) Recapitalization. The number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for Awards subsequently granted under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Awards granted under the Plan. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.
      (b) Merger. After any Merger in which the Company is the surviving corporation, each Participant shall, at no additional cost, be entitled upon any exercise of an Option or receipt of an Award, to receive (subject to any required action by shareholders, in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Award, the number and class of shares or other securities to which such Participant would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, such Participant had been the holder of record of a number of shares equal to the number of shares receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Participant in the event of successive Mergers of the character described above. In the event of a Merger in which the Company is not the surviving corporation, the surviving, continuing, successor, or purchasing corporation, as the case may be (the “Acquiring Corporation”), shall either assume the Company’s rights and obligations under outstanding Award Agreements or substitute awards in respect of the Acquiring Corporation’s stock for such outstanding Awards. In the event the Acquiring Corporation elects not to assume or substitute for such outstanding Awards, the Board shall provide that any unexercisable and/or unvested portion of the outstanding Awards shall be immediately exercisable and vested as of a date prior to such merger or consolidation, as the Board so determines. The exercise and/or vesting of any Award that was permissible solely by reason of this Section 11.07(b) shall be conditioned upon the consummation of the merger or consolidation. Any Options which are neither assumed by the Acquiring Corporation not exercised as of the date of the Merger shall terminate effective as of the effective date of the Merger.
      (c) Options to Purchase Shares or Stock of Acquired Companies. After any merger in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the merger whose shares or stock subject to the old options may no longer be issued following the merger. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.
      11.08     No Right to Employment. No employee or other person shall have any claim of right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its Subsidiaries.
      11.09     Awards Not Includable for Benefit Purposes. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.
      11.10     Governing Law. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the Commonwealth of Pennsylvania and construed in accordance therewith.
      11.11     No Strict Construction. No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.
      11.12     Captions. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.
      11.13     Severability. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.
      11.14     Amendment and Termination.
      (a) Amendment. The Board shall have complete power and authority to amend the Plan at any time. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award.

      (b) Termination. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.
      11.15     Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or directors, the Board, in its sole discretion, shall have the power and authority to:
      (a) Determine which Subsidiaries shall be covered by the Plan;
      (b) Determine which employees or directors outside the United States are eligible to participate in the Plan;
      (c) Modify the terms and conditions of any Award granted to employees or directors outside the United States to comply with applicable foreign laws;
      (d) Establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any sub-plans and modifications to Plan terms and procedures established under this Section 11.15 by the Board shall be attached to this Plan document as appendices; and
      (e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.
Notwithstanding the above, the Board may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.
IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 and 3.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTORS AND FOR PROPOSALS 2 AND 3.

1.	The election of three directors, each for a term of three years:

FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below
☐	☐

Nominees:	01 Thomas J. Colligan 02 Robert B. Knutson 03 John R. McKernan
(INSTRUCTIONS: To withhold authority to vote for
any individual nominee, draw a line through such nominee’s name.)

		FOR	AGAINST	ABSTAIN
2.	The proposal to amend and restate the Company’s 2003 Incentive Plan.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	The proposal to ratify the selection of Ernst & Young LLP as independent public auditors for the Company.	☐	☐	☐

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Annual Meeting.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Signature	Signature	Dated:	, 2005

NOTE: Please sign exactly as name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized partner.

▲ FOLD AND DETACH HERE ▲
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time on November 9, 2005.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/edmc Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

PROXY
EDUCATION MANAGEMENT CORPORATION
210 Sixth Avenue, 33rd Floor, Pittsburgh, Pennsylvania 15222-2603
Proxy for Annual Meeting of Shareholders on November 10, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Robert T. McDowell and Frederick W. Steinberg and each or either of them as proxies, each with the power to appoint his substitute, and hereby authorizes either of them to represent and to vote all shares of Common Stock of Education Management Corporation, a Pennsylvania corporation (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on November 10, 2005, commencing at 10:00 a.m., local time, at the Omni William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania, or any adjournment or postponement thereof, as designated on the reverse side of this proxy card.
PLEASE DATE AND SIGN ON REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲